UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
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Essex Property Trust, Inc.
(Name of Registrant as Specified In Its Charter)
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ESSEX

PROPERTY TRUST, INC.

Proxy Statement for the
2022 Annual Meeting of Stockholders

1100 Park Place, Suite 200
San Mateo, California 94403
March 25, 2022
Dear Stockholder:
You are cordially invited to attend the virtual 2022 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), to be held online at www.virtualshareholdermeeting.com/ESS2022 on May 10, 2022, at 1:00 p.m., Pacific Time.
The attached notice of annual meeting and proxy statement describe the matters expected to be acted upon at the Annual Meeting. We urge you to review these materials carefully.
This year we are again furnishing proxy materials to our stockholders over the Internet. On or about March 25, 2022, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our notice of annual meeting, proxy statement, and 2021 Annual Report to Stockholders and how to vote. Some stockholders may, if they have so previously requested, receive these materials via email or paper copies by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the notice of annual meeting also contains instructions on how you can receive a paper copy of the proxy materials and 2021 Annual Report.
Please use this opportunity to take part in the Annual Meeting by voting on the proposals to be presented at the Annual Meeting. Whether or not you plan to attend the meeting virtually, please authorize your proxy via the Internet prior to 11:59 p.m. Eastern Time, on May 9, 2022, or if you are receiving a paper copy of the proxy statement, by telephone or by completing, signing, dating and returning a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options. If you attend the Annual Meeting, you may vote online, even if you have previously mailed your proxy card.
Your vote is important to us and we appreciate your continued support of the Company.
Sincerely,

Michael J. Schall
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
To Be Held May 10, 2022
The virtual 2022 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), will be held online at www.virtualshareholdermeeting.com/ESS2022 on May 10, 2022 at 1:00 p.m. Pacific Time, for the following purposes:
1.
To consider and vote upon the election of the following nominees to serve as directors of the Company until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, and Byron A. Scordelis.

2.	To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022.
3.	To consider and vote upon an advisory vote to approve the Company’s named executive officer compensation.
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The Board of Directors has fixed the close of business on February 25, 2022, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and their families, the Company will hold the Annual Meeting in a virtual-only meeting format again this year. Information on how to participate in the Annual Meeting is listed on page 9 of the accompanying proxy statement.
Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, we urge you to submit your proxy and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may authorize a proxy to vote your shares via the Internet until 11:59 p.m. Eastern Time, on May 9, 2022, or, if you have received and/or requested a paper copy of our proxy materials, by telephone or by mail, by completing, signing, dating and returning the proxy card in the envelope provided. If you attend the Annual Meeting in person, you may continue to have your shares voted as instructed on your proxy or you may withdraw your proxy at our Annual Meeting and vote your shares online. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
By Order of the Board of Directors and on behalf of the Secretary of the Company,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 25, 2022

TABLE OF CONTENTS – PROXY STATEMENT
ESSEX Property Trust, Inc. 2022 Proxy Statement	i

ii	ESSEX Property Trust, Inc. 2022 Proxy Statement

EXECUTIVE SUMMARY
This summary highlights certain information about Essex Property Trust, Inc., a Maryland corporation (the “Company”), and its 2022 annual meeting of stockholders (the “Annual Meeting”) and summarizes information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company and its 2021 performance, you should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022.
2022 Annual Meeting Information
Date and Time:	Tuesday, May 10, 2022, at 1:00 p.m., Pacific Time
Place:	www.virtualshareholdermeeting.com/ESS2022
Record Date:	Close of business on February 25, 2022
Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and their families, the Company will hold the Annual Meeting in a virtual-only meeting format again this year.
At the Annual Meeting, we are asking our stockholders to consider and vote on the following matters:
Proposal No. 1: Election of Directors
The Company’s Board of Directors (the “Board”) recommends a vote FOR the election of each of the following nominees to serve as directors until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, and Byron A. Scordelis.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Proposal No. 3: Advisory Vote on the Company’s Named Executive Officer Compensation
The Board recommends a vote FOR the approval, on an advisory basis, of the Company’s named executive officer compensation.
ESSEX Property Trust, Inc. 2022 Proxy Statement	1

2021 Business Highlights
•	27th consecutive year of increasing cash dividends: the Company raised its annual dividend by $0.05 to $8.36 per common share in 2021.
•
Acquired or increased ownership interest in six apartment communities consisting of 1,033 apartment homes and two commercial properties for a total contract price of $518.3 million, exceeding the midpoint of the Company’s full-year guidance range.

•	Sold four apartment communities for a total contract price of $330.0 million.
•	Committed $117.2 million in five structured finance investments at a weighted average return of 11.2%.
•
Formed a new joint venture, Wesco VI, LLC, (“Wesco VI”), with the State of Wisconsin Investment Board with a $150.0 million equity commitment from each partner and total purchasing power of up to $660.0 million. Essex has a 50% ownership interest in the venture.

•	Awarded the 2021 Excellence Award for Diversity & Inclusion as recognized by the National Apartment Association.
•	Joined the CEO Action for Diversity & Inclusion Pledge, committing to further improving diversity and inclusion within Essex and the business community.
•
Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) assessment for the sixth consecutive year in 2021, earning our sixth consecutive “Green Star” in recognition of our sustainability performance.

Long-Term Performance Charts
•	Among the highest total returns of all public U.S. REITs in existence since our IPO in 1994.
•	Generated a total return to stockholders of 6,226% or a 16.2% compounded annual growth rate since our IPO in 1994.

Sources: S&P Global Market Intelligence, Nareit
June 1994 to December 2021
Represents the value of a $100 investment and the reinvestment of all dividends.
2	ESSEX Property Trust, Inc. 2022 Proxy Statement

Dividend Per Share
•	We are an S&P 500 Dividend Aristocrat, increasing cash dividends for 27 consecutive years with 401% cumulative dividend growth since the Company’s IPO in 1994.

Dividend Per Share Growth

1994 - 2021

$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
401% Cumulative Dividend Growth since IPO
$8.36
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Same-Property NOI and Core FFO Growth

•	Our same-property Net Operating Income (“NOI”) and Core Funds from Operations (“FFO”) growth have exceeded our peer average by 23% and 68%, respectively, over the past decade.

Sources: Company Disclosures
(1)	Peer average for same-property NOI and Core FFO growth includes three multifamily REITs (Equity Residential, AvalonBay Communities, Inc., and UDR, Inc.).
ESSEX Property Trust, Inc. 2022 Proxy Statement	3

CORPORATE GOVERNANCE HIGHLIGHTS
Best Practices
The Company believes in establishing and maintaining high standards of corporate governance, and it looks to improve and implement additional corporate governance measures designed to best serve the interests of the Company and stockholders and further align the interests of the Board and management with those of our stockholders. A summary of certain of our most important corporate governance policies and practices is detailed below:
✔	Annual Election of All Directors
✔	Majority Voting for Directors
✔	7 of 9 Directors are Independent
✔	Proxy Access Provision in Bylaws
✔	Stockholder Power to Amend Bylaws
✔	Separate Chairman and Chief Executive Officer
✔	Presiding Independent Director
✔	Regular Executive Sessions of Independent Directors
✔	95% Three-Year Average Stockholder Approval of Named Executive Officer Compensation
✔	Annual Performance Evaluations of CEO, Board and Committees
✔	Effective Board Risk Oversight
✔	Regular Succession Planning
✔	Anti-Hedging and Pledging Policies
✔	Compensation Clawback Policy
✔	Internal Disclosure Committee for Financial Reporting
✔	Director and Executive Officer Stock Ownership Guidelines
✔	No Stockholder Rights Plan (or “Poison Pill”)
✔	No Employment Agreements
✔	No Tax Gross-Ups
✔	Executive Compensation Driven by Pay for Performance
✔	Published Annual Corporate Social Responsibility Report
✔	Compliance with Applicable California Laws Governing Board Diversity
✔	Formal Oversight over Environmental, Social, and Corporate Governance Goals and Diversity, Equity and Inclusion efforts by Nominating and Corporate Governance Committee
✔	Maintain Political Contributions Policy
4	ESSEX Property Trust, Inc. 2022 Proxy Statement

Corporate Governance Policies
Code of Business Conduct and Ethics - Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which governs business decisions made and actions taken by our directors, officers and employees. All employees receive training on the Code of Ethics.
Corporate Governance Guidelines - Our Board has adopted Corporate Governance Guidelines to monitor policy and decision making at the Board and management levels and to provide the Company’s stockholders and other interested parties with insight into the Company’s corporate governance practices.
Policy on Political Contributions - Our Board has adopted a policy on Political Contributions, which governs Company and key employees’ contributions to political action committees, officeholders and candidates.
Policy on Hedging and Pledging Essex Equity Securities - Our Board has adopted a policy governing the hedging and pledging of Essex equity securities by our officers and directors, prohibiting the hedging of Essex equity securities and strictly limiting the pledging of Essex equity securities. The Company and all officers and directors are in compliance with this policy.
Stock Ownership Guidelines - Our Board has adopted Stock Ownership Guidelines to align the interests of the Board and key executives with the interests of stockholders.
Copies of these documents are available on our website at http://www.essex.com under the heading “Investors” and subheading “Corporate Governance” and copies will be provided to any stockholder upon written request to Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403. The Company will post all amendments to, and with respect to the Code of Ethics, waivers from any provision of, these documents on its website. Please note that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
ESSEX Property Trust, Inc. 2022 Proxy Statement	5

Corporate Social Responsibility and Sustainability
Essex remains committed and steadfast in its efforts to develop a world-class environmental, social and governance (“ESG”) program, an important and fundamental element of our corporate social responsibility (“CSR”) strategy. In 2021, we published our third annual CSR Report to summarize our significant accomplishments with respect to ESG matters as well as the status of ongoing initiatives and progress related to future goals. We believe these initiatives will benefit our Company and increase long-term stockholder value by improving the appeal of our communities to prospective and existing residents and making our Company a positive and attractive place to work.
We have a formal reporting and oversight structure for the Company’s long-term CSR/ESG strategy and goals. Our Corporate Social Responsibility Committee (“CSR Committee”) is composed of key members from various departments and chaired by our General Counsel. The CSR Committee meets approximately six times per year and is responsible for setting strategy and long-term CSR/ESG targets, and monitoring ESG performance across the Company. The CSR Committee’s targets and strategy are reported to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), which formally oversees ESG goals and initiatives, including Diversity, Equity and Inclusion (“DEI”) efforts and CSR strategy. Additionally, our management team regularly reports to the Nominating Committee and Board on ESG matters.
The Company plans to improve its transparency with respect to target metrics by incorporating the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) into our ongoing CSR strategy. This incorporation will align our annual reporting with standards from the Global Reporting Index (“GRI”), Sustainable Accounting Standards Board (“SASB”), United Nations Sustainable Development Goals (“SDGs”), and TCFD. Additionally, the Company retained an external consulting firm to assist in the preparation of a climate risk assessment that is expected to be completed in 2022. The climate risk assessment will facilitate the detection of physical and transition risks, leading to the critical evaluation of exposure and the development of a climate change action plan for risk mitigation.
More information on our ESG goals and initiatives can be found in our 2020 CSR Report available on our website at www.essex.com and in our 2021 CSR Report, which we expect to make available on our website in May 2022. Our full TCFD report will also be available on our website beginning March 25, 2022.
6	ESSEX Property Trust, Inc. 2022 Proxy Statement

Company Highlights
Environmental
The environmental impact of housing and its energy consumption is primarily driven by location and structure type. Multi-family housing is one of the most environmentally sustainable options, and housing near major job nodes and transit centers further helps to reduce energy consumption by offering walkable access to jobs or effective public transit options to reduce a resident’s reliance on automobiles to access their workplaces. The Company expects to continue its preference for owning and developing multi-family communities in proximity to major employment and public transit centers.
In addition to owning and developing multi-family communities near job centers or public transit options, the Company will continue to operate apartment communities in pursuit of sustainable returns for our stockholders and will continue to provide efficient living spaces that allow our residents to reduce their environmental footprint. We pursue a variety of ongoing environmental initiatives that encourage sustainability and make our communities more appealing to residents. Some of these initiatives are as follows:
•	93 communities have solar energy systems.
•	65 communities have EV charging stations.
•	96% of our communities have LED lighting upgrades.
•	126 communities have energy-saving Smart Hot Water Management systems.
•	114 communities have water-saving irrigation or landscaping systems.
•	191 communities have waste-reduction programs.
•	32 developed communities have received or are targeting green building certifications (LEED, GreenPoint Rated, or BUILT GREEN).
In 2021, the Company continued to expand its sustainability efforts, including the following highlights:
•	The Company earned a sixth consecutive Global Real Estate Sustainability Benchmark (GRESB) “Green Star” recognition for its sustainability performance and an “A” rating for public disclosure.
•	The Company completed development of Wallace on Sunset in Hollywood, CA. The seven-story, 200-unit, mixed-use apartment building achieved LEED Gold certification.
•
The Company amended its $1.2 billion unsecured line of credit facility and a smaller unsecured credit facility to incorporate a sustainability-linked pricing component if the Company achieves certain environmental goals.

•
The Company’s Asset Management team continued its focus on reducing energy consumption, water consumption and greenhouse gas emissions through the installation of greywater systems, LED lighting, solar panel installation, EV chargers and energy-efficient appliances, including the installation of 10 rooftop solar projects, which allow our communities to use onsite renewable energy, and the retrofitting of an additional 59 communities with LED lighting.

•	The Company was included on Newsweek’s Most Responsible Companies List for a second consecutive year.
ESSEX Property Trust, Inc. 2022 Proxy Statement	7

Social
We are committed to our residents’ and employees’ well-being and to creating a positive environment in the communities where our residents live and our employees work. The Company encourages its employees to participate in local communities through fundraising and volunteer work. The Essex Volunteer Program is aimed at supporting and encouraging eligible associates to become actively involved in their communities through the Company’s support of charity initiatives and offering paid hours for volunteer time. Throughout the COVID-19 pandemic, the Company proactively announced a wide range of policies to protect and support our residents and employees, including extended time off and mental health days for our employees, provision of personal protective equipment, and increasing virtual-only interactions for our residents. The Company also established the Essex Cares program to support the Company’s residents and local communities. In addition, Essex Cares established an Employee Emergency Relief Program, which provides contributions to the Company’s employees and their families experiencing hardships such as a death or disability.
The Company is able to attract and retain a diverse, healthy and motivated workforce through various initiatives including workforce training that supports long-term professional development, prioritizing work-life balance, and promoting diversity and inclusion on our teams and in our hiring practices. The Company is proud to have one of the most diverse workforces among its peers in the real estate industry and continues to focus on improving our DEI efforts. The Nominating Committee formally oversees DEI efforts and the Company’s Diversity, Equity, and Inclusion Committee reports to the CEO on the Committee’s activities, directs goal setting, implementation, and follow-up for DEI initiatives and training programs. The Company also encourages the formation of employee-led affinity groups, including Women at Essex and the Rainbow Alliance, to strengthen and further promote diversity, equal opportunity, and fair treatment for all Company associates. The Company provides a robust collection of training resources to support DEI initiatives and foster an inclusive workplace, including providing 2,878 hours of expanded DEI training covering microaggressions, allyship and intersectionality in 2021. Additionally, the Company offers all associates training aimed at preventing workplace harassment, including harassment based on age, gender or ethnicity. The Company provided quarterly DEI listening sessions in the form of a speaker series where we invited associates to engage with one another often following guest speakers’ discussions of various DEI awareness topics.
Many of our DEI efforts and social initiatives are as follows:
•	The Company was recognized as a member of Bloomberg’s 2022 Gender Equality Index.
•	The Company’s CEO, Michael Schall, was a signatory of the CEO Action for Diversity & Inclusion Pledge.
•	The Company fully complied with California’s gender and unrepresented groups requirements for representation on boards of publicly traded corporations headquartered in California.
•	Over 56% of the Company’s corporate employees are female.
•	Over 65% of the Company’s managerial positions are held by females, 50% of the Company’s named executive officers are female and 56% of the Company’s top executives are female.
•	The Company achieved a 0% pay gap between men and women as indicated by the Company’s pay equity analysis.
•	Approximately 56% of the Company’s managerial positions are held by people of color
•	94% of surveyed employees feel that the Company supports diversity, equity and inclusion in the workplace
•	Over 36,000 training hours were provided to employees by Human Resources in 2021 to support career development.
•	15% of our employees were promoted to higher positions within the Company in 2021 as part of the Company’s efforts to retain top talent.
•	Essex Volunteer Policy permits paid time off for volunteer work.
•	The Company’s Essex Cares program assists employees, residents and segments of the local community in need.
•	The Company’s Diversity, Equity and Inclusion Committee ensured all our associates received DEI training focused on increasing awareness around unconscious bias.
•
The Company continued proactive monitoring and maintenance of multi-dimensional data security procedures to protect employee and consumer data and actively worked with external third-party providers to ensure compliance with acceptable consumer data protection practices. Additionally, the Company provides cyber-awareness training to its employees.

8	ESSEX Property Trust, Inc. 2022 Proxy Statement

PROXY STATEMENT
2022 Annual Meeting of Stockholders
Tuesday, May 10, 2022
ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, California 94403
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement is furnished to the holders of the outstanding shares of common stock, par value $.0001 per share (the “Common Stock”), of Essex Property Trust, Inc., a Maryland corporation (the “Company” or “Essex”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the accompanying form for exercise at the virtual 2022 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held online on May 10, 2021 at 1:00 p.m., Pacific Time, at www.virtualshareholdermeeting.com/ESS2022, and any postponement or adjournment thereof. Due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and their families, the Company will hold the Annual Meeting in a virtual-only meeting format again this year.
This proxy statement and the accompanying notice of annual meeting, proxy card and 2021 Annual Report to Stockholders are first being made available to stockholders on or about March 25, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2022.
The proxy statement, notice of annual meeting, proxy card, and 2021 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/297178.
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet, instead of mailing paper copies to each stockholder. Accordingly, on or about March 25, 2022, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice, containing instructions on how to access our proxy materials and 2021 Annual Report to Stockholders and how to vote. The Notice is not itself a proxy and cannot itself be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice. Some stockholders may, if they have so requested previously, receive these materials via email or receive paper copies by mail.
How to Participate in the Annual Meeting
The Annual Meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on February 25, 2022 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and all verified stockholders will be able to submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ESS2022. To participate in and/or ask questions at the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions from your broker that accompanied your proxy materials. Questions may be submitted throughout the Annual Meeting via the question box provided on the webpage and may be addressed by the Company prior to the conclusion of voting. The Company will answer stockholder questions directly related to the business conducted at the Annual Meeting, as determined by the Chairman of the Board.
You may access copies of the Company’s proxy statement and annual report by visiting www.proxyvote.com.
ESSEX Property Trust, Inc. 2022 Proxy Statement	9

The meeting will begin promptly at 1:00 p.m., Pacific Time, on May 10, 2022. Online access will begin at 12:45 p.m., Pacific Time, and we encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the VSM Shareholder Meeting Basic Support Line - TFN: 844-986-0822 / International: 303-562-9302.
Who Can Vote
You are entitled to vote if you were a holder of record of Common Stock as of the close of business on February 25, 2022 (the “Record Date”). Your shares may be voted at the Annual Meeting only if you are present during the virtual meeting or represented by a valid proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
Voting Procedures
Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. If you choose not to attend the Annual Meeting, you may still authorize your proxy via the Internet or by telephone until 11:59 p.m. Eastern Time, on May 9, 2022, or by completing, signing, dating and returning a proxy card. The instructions for how to authorize your proxy are located on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions from your broker that accompanied your proxy materials.
The presence at the Annual Meeting, either in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each proposal. As of the Record Date, there were 65,278,686 shares of Common Stock outstanding.
If your shares are held in the name of a broker, you should receive a voting instruction form from your broker. Your broker will vote your shares in the manner you timely indicate pursuant to the voting instruction form. If you do not timely indicate your voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal No. 1 (election of directors) or Proposal No. 3 (advisory vote to approve the Company’s named executive officer compensation) because such proposals are not routine matters under the New York Stock Exchange (“NYSE”) rules. However, your broker may in its discretion vote your shares on Proposal No. 2 (ratification of KPMG LLP) if you do not timely indicate voting instructions on that proposal because the proposal is a routine matter under the NYSE rules.
Counting of Votes
Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., a vote that is not cast on a non-routine manner by a broker that is present (in person or by proxy) at the Annual Meeting because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner) will be counted as shares that are present for purposes of determining the presence of a quorum.
With respect to Proposal No. 1 (election of directors), our Sixth Amended and Restated Bylaws, as amended (the “Bylaws”), include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “WITHHOLD” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes “WITHHELD” as to that candidate for director. Brokers do not have discretionary authority to vote for directors. Abstentions and broker non-votes, if any, will not count as votes cast “FOR” or “WITHHELD” as to a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.
10	ESSEX Property Trust, Inc. 2022 Proxy Statement

In accordance with our Bylaws, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to offer his or her resignation to the Board. The Nominating Committee will then make a determination as to whether to accept or reject the offer of resignation and will submit such recommendation for consideration by the Board. Generally within 90 days after certification of the election results of the stockholder vote, we will publicly disclose the decision regarding any offer of resignation in a filing of a Current Report on Form 8-K with the SEC or by other public announcement. If a director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected, or his or her earlier death, resignation, retirement or removal.
Approval of each of Proposals No. 2 (ratification of KPMG LLP) and No. 3 (advisory vote to approve the Company’s named executive officer compensation) requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting, assuming a quorum is present at the Annual Meeting. For purposes of the votes on Proposals No. 2 and No. 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote on such proposals.
Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given on a properly executed proxy card, in accordance with the recommendation of the Board, as set forth below.
Board Recommendations
The Board recommends that stockholders vote:
•	FOR the election of the Board’s nominees named herein;
•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
•	FOR the approval, on an advisory basis, of the Company’s named executive officer compensation.
The Company does not presently know of any other business that may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon in their discretion.
No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company, to the attention of Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.
Solicitation of Proxies
The Company will bear all costs of soliciting proxies for the Annual Meeting. These costs include the expense of preparing and furnishing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to stockholders. The Company may conduct solicitation of proxies personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
ESSEX Property Trust, Inc. 2022 Proxy Statement	11

Email Access to Proxy Materials
Stockholders who previously elected to receive the proxy statement and the 2021 Annual Report to Stockholders over the Internet will be receiving an email on or about March 25, 2022, with information on how to access stockholder information and instructions for authorizing a proxy over the Internet. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of materials.
Stockholders of record wishing to receive future stockholder materials via email may elect this option by following the instructions provided when voting over the Internet at http://www.proxyvote.com. Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an email notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind such instructions. Internet access does not have to be elected each year. Stockholders who elected to receive the proxy statement electronically over the Internet and who would now like to receive a paper copy of the proxy statement so that they may submit a paper proxy in lieu of an electronic proxy should contact either their broker or the Company.
Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of each applicable document to any stockholder who contacts the Company’s investor relations department by written request to the Company at Attn: Investor Relations, 1100 Park Place, Suite 200, San Mateo, California 94403 or by telephone at (650) 655-7800 requesting such copies. If a stockholder is receiving multiple copies at the stockholder’s household and would like to receive a single copy for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the applicable document.
12	ESSEX Property Trust, Inc. 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of Common Stock, (ii) each director, each director nominee, and each of the executive officers named in the Summary Compensation Table below and employed by the Company on the Record Date, and (iii) all directors and executive officers as a group. As of the Record Date, there were 65,278,686 shares of Common Stock outstanding.
Beneficial ownership in the following table is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding and shares underlying long term incentive plan units (“LTIP Units”), which are currently non-forfeitable or are non-forfeitable within 60 days of the Record Date, are also deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise stated, the address of all directors and executive officers is c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.
Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
Incumbent Directors and Executive Officers
George M. Marcus(3)	1,944,684	2.91%
Keith R. Guericke(4)	94,347	*
Michael J. Schall(5)	237,797	*
Angela L. Kleiman(6)	51,186	*
Barb M. Pak(7)	11,226	*
Adam W. Berry(8)	36,384	*
Irving F. Lyons, III(9)	21,864	*
Thomas E. Robinson(10)	23,558	*
Byron A. Scordelis(11)	7,873	*
Amal M. Johnson(12)	20,410	*
Mary Kasaris(13)	5,800	*
Maria R. Hawthorne	1,170	*
All incumbent directors and executive officers as a group (12 persons)(14)	2,456,299	3.70%
5% or greater stockholders
The Vanguard Group, Inc.(15) 100 Vanguard Blvd. Malvern, PA 19355	10,430,735	16.0%
BlackRock, Inc.(16) 55 East 52nd Street New York, NY 10055	6,686,520	10.2%
State Street Corporation(17) One Lincoln Street Boston, MA 02111	4,922,335	7.5%
Cohen & Steers, Inc.(18) 280 Park Avenue, 10th Floor New York, NY 10017	5,527,850	8.5%
*	Less than 1%.
ESSEX Property Trust, Inc. 2022 Proxy Statement	13

(1)
Mr. Marcus, certain officers and directors of the Company and certain other entities and investors own limited partnership interests in Essex Portfolio, L.P., a California limited partnership (the “operating partnership” or “EPLP”), which as of February 25, 2022 aggregated to approximately a 3% limited partnership interest. As of February 25, 2022, the Company had an approximately 97% general partnership interest in the operating partnership. The limited partners of the operating partnership share with the Company, as general partner, in the net income or loss and any distributions of the operating partnership. Pursuant to the partnership agreement of the operating partnership, limited partnership interests can be exchanged into shares of Common Stock.

(2)
With respect to shares of Common Stock, assumes the exchange of the limited partnership interests (including LTIP Units) in the operating partnership and in other entities (such as DownREITs) held by such person, if any, into shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests or vested options held by other persons are exchanged or converted into shares of Common Stock and is based on 65,278,686 shares of Common Stock outstanding as of the Record Date. If all outstanding director and officer limited partnership interests (including LTIP Units) in the operating partnership, and vested options, were exchanged for shares of Common Stock that would result in an additional 2,282,464 outstanding shares of Common Stock.

(3)
Includes 960,154 shares of Common Stock that may be issued upon the exchange of Mr. Marcus’ limited partnership interests in the operating partnership and certain other partnerships. Includes 301,597 shares and 15,941 shares of Common Stock that may be issued upon the exchange of all the limited partnership interests in the operating partnership held by the Marcus & Millichap Company (“MMC”) and Essex Portfolio Management Company (“EPMC”) as well as 66,575 shares of Common Stock that may be issued upon the exchange of all DownREIT interests held by MMC Investments, LLC (“MMCI”) and 234,306 shares of Common Stock that may be issued upon the exchange of all DownREIT interests held by SAC Redwood City Venture, LLC (“SACRCV”). Also includes 137,000 shares of Common Stock held by MMC, 33,152 shares of Common Stock held in the Marcus & Millichap Company 401(k) Plan (the “MMC 401(k) Plan”), 18,000 shares held by the MMC Foundation, and 4,000 shares of Common Stock held by Mr. Marcus’ children. Mr. Marcus is a principal stockholder of each of MMC, EPMC, and MMCI and may be deemed to own beneficially, and to share the voting and dispositive power of 773,419 shares of Common Stock (including shares issuable upon exchange of limited partnership or DownREIT interests). Mr. Marcus disclaims beneficial ownership of (i) all shares and limited partnership or DownREIT interests held by MMC, the MMC Foundation and MMCI, and (ii) 6,376 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC. In connection with a loan facility led by Comerica Bank, MMC has pledged to Comerica 125,574 shares of Common Stock.

(4)
Includes 66,519 shares of Common Stock that may be issued upon the exchange of all of Mr. Guericke’s limited partnership interests in the operating partnership. Also includes 2,295 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. In connection with a loan obtained from Morgan Stanley, Mr. Guericke has pledged to Morgan Stanley 13,513 shares of Common Stock.

(5)
Includes 97,579 shares of Common Stock that may be issued upon the exchange of all of Mr. Schall’s limited partnership interests in the operating partnership. Also includes 3,614 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the “Essex 401(k) Plan”), 68,597 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 23,363 shares that may be issued in exchange for LTIP Units. The aforementioned shares and limited partnership interests in the operating partnership, except for the shares held for his benefit in the Essex 401(k) plan and shares directly held by Mr. Schall’s spouse, are held in a family partnership in which Mr. Schall and Ann Schall are the majority partners. Mr. Schall disclaims beneficial ownership of 43,277 shares that may be issued upon the exchange of limited partnership interests in the operating partnership; 10,362 shares that may be issued in exchange for LTIP Units; and 25,692 shares of Common Stock.

(6)
Includes 4,000 shares of Common Stock that may be issued upon the exchange of all of Ms. Kleiman’s limited partnership interests in the operating partnership. Includes 31,745 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 7,331 shares that may be issued in exchange for LTIP Units.

(7)	Includes 8,905 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(8)
Includes 9,000 shares of Common Stock that may be issued upon the exchange of all of Mr. Berry’s limited partnership interests in the operating partnership. Also includes 16,719 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 7,331 shares that may be issued in exchange for LTIP Units.

(9)	Includes 13,992 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(10)
Includes 19,013 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 4,545 shares of Common Stock held in family trusts as to which Mr. Robinson has the power to dispose and vote the shares.

(11)
Includes 4,948 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 2,425 shares of Common Stock held in family trusts as to which Mr. Scordelis has the power to dispose and vote the shares.

(12)	Includes 18,910 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(13)
Includes 4,180 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. 450 shares are held in a family trust as to which Ms. Kasaris has the power to dispose and vote the shares.

(14)
Includes 1,755,671 shares of Common Stock that may be issued upon the exchange of all of the executive officers’ and directors’ limited partnership interests in the operating partnership and certain other partnerships and 189,304 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 38,025 shares that may be issued in exchange for LTIP Units.

(15)
As reported on a Schedule 13G/A filed February 10, 2022, The Vanguard Group, Inc. stated that it has shared voting power over 166,455 shares, sole dispositive power over 10,104,924 shares and shared dispositive power over 325,811 shares.

(16)	As reported on a Schedule 13G/A filed January 27, 2022, BlackRock, Inc. stated that it has sole voting power over 5,795,067 shares and sole dispositive power over 6,686,520 shares.
(17)	As reported on a Schedule 13G/A filed February 11, 2022, State Street Corporation stated that it has shared voting power over 4,128,024 shares and shared dispositive power over 4,902,579 shares.
(18)	As reported on a Schedule 13G/A filed February 14, 2022, Cohen & Steers, Inc. stated that it has sole voting power over 3,844,376 shares and sole dispositive power over 5,527,850 shares.
14	ESSEX Property Trust, Inc. 2022 Proxy Statement

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
At the Annual Meeting, the following individuals are each nominated for election as directors to serve until the annual meeting of stockholders in 2023 and until their successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall and Byron A. Scordelis. Each of the nominees is currently a director of the Company. Each of the nominees has consented, if elected as a director of the Company, to serve until his or her term expires.
The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board, or the Board, on the recommendation of the Nominating Committee, may reduce the size of the Board and the number of nominees.
The Board unanimously recommends that the stockholders vote
“FOR” the election of all nominees named above.
ESSEX Property Trust, Inc. 2022 Proxy Statement	15

INFORMATION REGARDING 2022 DIRECTOR NOMINEES
The following table and charts set forth information as of March 25, 2022 with respect to the incumbent directors.
					Committee Memberships
Name	Age	Primary Occupation	Independent	Director Since	Audit	Compensation	Nominating
Keith R. Guericke	73	Vice Chairman of the Board		1994
Maria R. Hawthorne	63	Board Director	✔	2020	•
Amal M. Johnson	69	Board Director	✔	2018		•	•
Mary Kasaris	66	Regional Managing Director, First Republic Bank	✔	2018	•	•
Irving F. Lyons, III	72	Lead Independent Director	✔	2014		✦	•
George M. Marcus	80	Chairman of the Board	✔	1994
Thomas E. Robinson	74	Board Director	✔	2014	✦
Byron A. Scordelis	72	Private Investor	✔	2011			✦
Michael J. Schall	64	Chief Executive Officer and President		1994
• Member
✦ Chairperson

16	ESSEX Property Trust, Inc. 2022 Proxy Statement

The following Experience and Diversity Matrix summarizes the qualifications and experience of our nine director nominees. For additional information on our nominees, see “Proposal 1: Election of Directors” beginning on page 15.

Skills Assessment	Mr. Guericke	Ms. Hawthorne	Ms. Johnson	Ms. Kasaris	Mr. Lyons	Mr. Marcus	Mr. Robinson	Mr. Schall	Mr. Scordelis
Accounting and Auditing Expertise	●	●	●	●	●	●	●	●	●
Financial Literacy	●	●	●	●	●	●	●	●	●
Capital Market Experience	●	●	●	●	●	●	●	●	●
Corporate Governance Expertise	●	●	●		●	●	●	●	●
Government Relations Experience	●	●			●	●	●	●	●
Property Management and Operations	●	●			●	●		●	
Sales and Marketing Experience	●	●	●	●	●	●		●	●
Public Company CEO Experience	●	●	●		●	●		●	●
Real Estate Construction and Development Expertise	●	●		●	●	●		●	
Multifamily Experience	●	●		●	●	●	●	●	
Strategic Planning and Oversight	●	●	●		●	●	●	●	●
Technology, Cybersecurity and Innovation			●					●	
ESG Expertise		●						●	●

Diversity
The charts presented below represent a snapshot of diversity information regarding the proposed composition of the Board following the Annual Meeting, assuming the election of the nine director nominees.

ESSEX Property Trust, Inc. 2022 Proxy Statement	17

Certain biographical information about the director nominees is furnished below, highlighting each director nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that each should serve as a director.
Keith R. Guericke Director
Experience & Education:
• Vice Chairman of the Essex Board
• President and Chief Executive Officer of Essex from 1988 through 2010
• Joined Essex’s predecessor in 1977 to focus on investment strategies and portfolio expansion
• Prepared Essex for its IPO in 1994
• Began career with Kenneth Leventhal & Company, a CPA firm noted for its real estate expertise
• Bachelor of Science degree in Accounting from Southern Oregon College

Memberships:
• Member, Board of Directors of Century Communities, Inc. (NYSE: CCS)
• Former Member, Nareit
• Former Member, Board of Directors of American Residential Properties, Inc.

Qualifications and Expertise Highlights:
• Over 40 years with the Company and former CEO of Essex
• Extensive knowledge of the real estate industry
• Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States

Maria R. Hawthorne Director
Experience & Education:
• Joined Essex’s Board in March 2020
• Current Interim Chief Operating Officer of PS Business Parks, Inc. (NYSE: PSB), after previously serving as President and Chief Executive Officer from August 2015 through her retirement in August 2020
• Previously held various positions of escalating responsibility at PS Business Parks since joining in 1994, including Acting Chief Financial Officer from September 2017 to September 2018, and Chief Administrative Officer from
July 2013 to August 2015
• General Manager, Leasing Director and Property Manager at American Office
Park Properties from 1988 to 1994
• Received Bachelor of Arts degree in International Relations from Pomona
College

Memberships:
• Member, Board of Directors of PS Business Parks
• Member, Board of Directors and Audit Committee of ASGN, Incorporated
(NYSE: ASGN)
• Former Member, Executive Board of Nareit

Qualifications and Expertise Highlights:
• Extensive experience in management with publicly traded real estate companies

18	ESSEX Property Trust, Inc. 2022 Proxy Statement

Amal M. Johnson Director
Experience & Education:
• Joined Essex’s Board in February 2018
• Executive Chairperson of Author-it Software Corporation from March 2012 to October 2016
• Chairperson of MarketTools, Inc. from August 2008 to January 2012 and
Chief Executive Officer from March 2005 to August 2008
• Venture Partner at ComVentures L.P. from April 2004 to March 2005
• General Partner at Lightspeed Venture Partners from March 1999 to
March 2004
• Held various management positions at Baan Supply Chain Solutions and its affiliates, including:
— President of Baan Supply Chain Solutions from January 1998 to
December 1998
— President of Baan Affiliates from January 1997 to December 1997
— President of Baan Americas from October 1994 to December 1996
• President of ASK Manufacturing Systems from August 1993 to July 1994
• Held executive positions at IBM from 1977 to June 1993
• Received Bachelor of Science degree in Mathematics from Montclair State University and studied computer science at Stevens Institute of Technology
Graduate School of Engineering

Memberships:
• Member, Board of Directors of Intuitive Surgical Inc. (NASDAQ: ISRG)
• Member, Board of Directors of CalAmp Corp. (NASDAQ: CAMP)
• Former Member, Board of Directors of Mellanox Technologies, Ltd. (acquired by Nvidia Corporation (NASDAQ: NVDA)

Qualifications and Expertise Highlights:
• Extensive knowledge of technology, management and operations in both public and private companies

Mary Kasaris Director
Experience & Education:
• Joined Essex’s Board in September 2018
• Senior Executive Managing Director at First Republic Bank, after serving as Regional Managing Director for the San Francisco Bay Area’s Peninsula/Silicon Valley Region from 1996 until 2021, and currently serves on
First Republic Bank’s Executive Loan Committee
• Held various positions at Bank of America, including Head of Private Banking in the Peninsula/Silicon Valley Region
• Holds a Master of Business Administration from Golden Gate University and a
Bachelor of Science degree from the University of California, Berkeley

Memberships & Honors:
• Former Member, Board of Directors of The Elios Charitable Foundation
• Honored as one of the 100 Most Influential Women in 2016 by the San
Francisco Business Times

Qualifications and Expertise Highlights:
• Significant experience in real estate, lending and finance matters

ESSEX Property Trust, Inc. 2022 Proxy Statement	19

Irving F. Lyons, III Director
Experience & Education:
• Vice Chairman of Prologis, Inc. (NYSE: PLD) from 2001 through May 2006
• Chief Investment Officer of Prologis, Inc. from March 1997 to
December 2004
• Former Managing Partner, Kings & Lyons, a San Francisco Bay Area industrial real estate development and management company
• Holds a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the
University of California at Berkeley

Memberships:
• Member, Board of Directors of Equinix, Inc. (NASDAQ: EQIX)
• Lead Director, Board of Directors of Prologis, Inc.
• Former Member and Chairman, Board of Directors of BRE Properties, Inc. (acquired by Essex in 2014)

Qualifications and Expertise Highlights:
• Management and investment experience with publicly traded real estate companies
• Extensive involvement in Bay Area real estate development and management

George M. Marcus Director
Experience & Education:
• Founder and Chairman of Essex and Essex’s predecessor
• Founded Greater Bay Bancorp with other original founders (acquired by Wells
Fargo & Company in 2007)
• Founder of The Marcus & Millichap Company, the parent company of a diversified group of real estate service, investment and development firms including SummerHill Housing Group, Pacific Urban Investors, and Meridian
Property Company
• Received Bachelor of Science degree in Economics from San Francisco State
University
• Graduate of the Harvard Business School of Owners / Presidents
Management Program and the Georgetown University Leadership Program

Memberships & Honors:
• Chairman, Board of Directors of Marcus & Millichap Company
• Co-Chairman, Board of Directors of Marcus & Millichap, Inc. (NYSE: MMI)
• Member, Real Estate Roundtable of the University of California, Berkeley, Fisher Center for Real Estate & Urban Economics at the University of
California, Berkeley and the Urban Land Institute
• Honored as Alumnus of Millennium by San Francisco State University in 1999, and received honorary doctorate degrees from San Francisco State University and American College of Greece

Qualifications and Expertise Highlights:
• Extensive knowledge of Essex as its Founder
• Brings outstanding leadership and vision to Essex
• Extensive knowledge of and network within the real estate industry

20	ESSEX Property Trust, Inc. 2022 Proxy Statement

Thomas E. Robinson Director
Experience & Education:
• Senior Advisor at Stifel, Nicolaus & Company, Inc. and prior affiliate Legg Mason from 1997 through his retirement in March 2021
• Former Managing Director, Legg Mason
• President and Chief Financial Officer of Storage USA, Inc. from 1994 to 1997
• Received Bachelor’s degree from Washington and Lee University
• Received Juris Doctorate degree from Suffolk University Law School
• Received Master of Law degree in Taxation from Georgetown University Law
School

Memberships:
• Former Member, Board of Directors of Tanger Factory Outlet Centers, Inc.
(NYSE: SKT)
• Former Member, Board of Directors of BRE Properties, Inc. (acquired by
Essex in 2014)
• Former Trustee, Centerpoint Properties Trust
• Former Member, Board of Directors of First Potomac Realty Trust
• Former Member, Board of Governors of Nareit

Qualifications and Expertise Highlights:
• Extensive experience in real estate investment banking and accounting matters

Michael J. Schall Director
Experience & Education:
• Chief Executive Officer and President of Essex since January 1, 2011
• Senior Executive Vice President and Chief Operating Officer of Essex from
2005 to 2010
• Chief Financial Officer of Essex from 1993 to 2005
• Joined The Marcus & Millichap Company in 1986
• Served as Chief Financial Officer of Essex’s predecessor
• Director of Finance for Churchill International, a technology-oriented venture capital company, from 1982 to 1986
• Employed in the audit department of Ernst & Young (then known as Ernst & Whinney), specializing in the real estate and financial service industries, from
1979 to 1982
• Received Bachelor of Science degree from University of San Francisco

Memberships:
• Member, Executive Board of Nareit
• Certified Public Accountant (inactive)
• Member, American Institute of Certified Public Accountants
• Member, Board of Trustees of Pebblebrook Hotel Trust, Inc. (NYSE: PEB)
• Member, National Multifamily Housing Council

Qualifications and Expertise Highlights:
• Mr. Schall is the Chief Executive Officer and President of Essex
• Extensive knowledge of financial and operating matters of Essex
• Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States

ESSEX Property Trust, Inc. 2022 Proxy Statement	21

Byron A. Scordelis Director
Experience & Education:
• President and Chief Executive Officer of Greater Bay Bancorp and wholly-owned subsidiary, Greater Bay Bank N.A., from January 2004 until the sale of the bank in October 2007
• Chief Operating Officer and President of Greater Bay Banking Group from
2001 to 2004
• Executive Vice President at Wells Fargo Bank from 1998 to 2001
• Served as President and Chief Executive Officer of EurekaBank from 1988 to
1998
• Served in various positions with Bank of America from 1974 to 1988, including Senior Vice President and head of Bank of America’s San Francisco
Bay Area region
• Received Bachelor’s degree from University of California at Berkeley in
Economics and Natural Resource Studies
• Received Master of Business Administration degree from Stanford University in 1974

Memberships:
• Member, Advisory Board of Markkula Center for Applied Ethics
• Member, Advisory Board of the Palo Alto Medical Foundation
• Emeritus Member, Board of Regents at Santa Clara University
• Member, Board of Fellows, Audit Committee and Fund-Raising Committee of
Santa Clara University
• Graduate member of the Phi Beta Kappa Society at University of California at
Berkeley
• Former Member, Board of Directors of Greater Bay Bancorp
• Former Member and Chairman, Board of EHC Lifebuilders, a non- profit organization

Qualifications and Expertise Highlights:
• Years of experience as a chief executive officer and board member of publicly-traded financial services companies

22	ESSEX Property Trust, Inc. 2022 Proxy Statement

BOARD AND CORPORATE GOVERNANCE MATTERS
Meetings of the Board of Directors
During 2021, the Board held four formal meetings. Each director attended (whether in person, virtually, or telephonically) at least 75% of the total number of the meetings of the Board and meetings of each committee of the Board on which he or she served. In 2021, the Board had three key standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. From time to time, the Board also utilizes an Executive Committee.
Annual Meeting of Stockholders
The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. All of the Company’s incumbent directors attended the 2021 annual meeting of stockholders.
Committees of the Board of Directors
The Audit Committee recommends the appointment of an independent registered public accounting firm to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports and takes such action as may be deemed appropriate with respect to such audit reports. The Audit Committee also monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls over financial reporting, and it reviews any complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Additionally, the Audit Committee oversees enterprise level risk management with a goal of monitoring financial risk exposures, ESG risks, as well as cyber-related risks faced by the Company.
The Audit Committee operates under a written charter, which may be viewed at the Company’s website at http://www.essex.com. The Board has determined that all Audit Committee members have no financial or personal ties to the Company (other than the director compensation and equity ownership as described in this proxy statement) and meet the NYSE standard for independence. In addition, the Board has determined that all members of the Audit Committee are financially literate. The Board has limited the number of audit committees of public companies on which a current member of the Company’s Audit Committee can simultaneously serve to three committees. The Audit Committee met five times during 2021. At least annually, the Audit Committee reviews cyber risks with senior management. The Company has not had any cyber breaches nor incurred any expenses in connection with cyber breaches since 2016.
The Board has determined that all members of the Audit Committee, namely Maria R. Hawthorne, Thomas E. Robinson and Mary Kasaris, are “audit committee financial experts” as defined by the SEC’s Regulation S-K Item 407(d).
The Compensation Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers, reviews and approves the level of compensation of the CEO and other executive officers of the Company, reviews and advises the Board concerning the performance of the CEO and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee also administers the Company’s 2018 Stock Award and Incentive Compensation Plan (the “Incentive Award Plan”).
All members of the Compensation Committee, namely Irving F. Lyons, III (Chair), Amal M. Johnson, and Mary Kasaris, are independent directors within the meaning of the rules of the NYSE. The Compensation Committee operates under a written charter which may be viewed at http://www.essex.com. The Compensation Committee met three times during 2021.
The Board has delegated authority to the CEO to grant stock options and restricted stock under the Incentive Award Plan to Company employees (other than executive officers) in accordance with guidelines as to the number of options and/or restricted stock to be granted to particular categories of employees. The CEO is to report all grants of stock options and restricted stock made pursuant to this delegation to the Compensation Committee.
ESSEX Property Trust, Inc. 2022 Proxy Statement	23

The Compensation Committee retained Mercer LLC (“Mercer”) in its capacity as an independent compensation consultant to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs in 2021. Additional information concerning Mercer and its services is set forth under “Executive Compensation – Compensation Discussion and Analysis.”
The Nominating and Corporate Governance Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board. The Board has determined that all members of the Nominating Committee, namely Byron A. Scordelis (Chair), Amal M. Johnson, and Irving F. Lyons, III, meet the independence requirements of the rules and regulations of the NYSE. The Nominating Committee met two times during 2021.
The Nominating Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. While there is no formal process for consideration of stockholder recommendations, the Nominating Committee believes that the informal process allows for sufficient consideration of any proposed nominees. The Nominating Committee periodically reviews whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by following the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals.” The Nominating Committee evaluates nominees for directors using the criteria described below, and it will use the same criteria when evaluating a nominee recommended by a stockholder.
The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which may be viewed at the Company’s website at http://www.essex.com.
In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s real estate experience, along with experience in business, finance, administration and/or corporate governance, including as a current or former officer, board member or senior executive of a publicly held company, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, the diversity (including with respect to gender, age, race, culture and skillset) that the candidate would bring to the Board, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
The Nominating Committee further reviews current trends and practices in corporate governance, including regular updates from management on ESG initiatives, including the Company’s D&I efforts and CSR strategy, and recommends to the Board the adoption of programs pertinent to the Company.
The Executive Committee has such authority as is delegated by the Board, including, but not limited to, the power, within certain parameters, to authorize the execution of certain contracts and agreements with unaffiliated parties, including, with respect to the acquisition, development and disposition of certain of the Company’s investments. The current members of the Executive Committee are George M. Marcus (Chair), Keith R. Guericke, Irving F. Lyons, III and Michael J. Schall.
Presiding Independent Director; Board Leadership Structure and Role in Risk Management
The Board has designated, in accordance with NYSE corporate governance listing standards, Irving F. Lyons, III as the presiding independent director. The Company’s non-management directors meet at regularly scheduled executive sessions, without management, at which Mr. Lyons presides.
The Company has maintained a leadership structure of different individuals serving as Chairman and Chief Executive Officer since its initial public offering in 1994 in recognition of the differences between the two roles. The Chairman is Mr. Marcus, who is a founder of the Company and has a significant ownership interest. Mr. Marcus has extensive knowledge of the Company and the real estate industry, and the Company believes that because of his background and experience, he is able to effectively lead the Board in providing oversight and direction to the Company’s management. Mr. Marcus is involved in many other business and philanthropic activities. Mr. Schall’s responsibility as the Chief Executive Officer is to oversee the day-to-day execution of the Company’s business strategy. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Marcus and Mr. Schall.
24	ESSEX Property Trust, Inc. 2022 Proxy Statement

With respect to the Board’s role in the risk oversight of the Company, the Board conducts an annual review of enterprise level risks, including ESG and cyber risks, and mitigation strategies. Additionally, the Board has promulgated internal Company policies that set forth which transactions may require the prior approval of the Board or a committee of the Board and which transactions may proceed with management authorization and without any such prior Board approval. These Board policies cover transactions in the following areas: financings, property acquisition, property development, property redevelopment, property dispositions, other investments and general corporate activities. Generally, these policies set forth a specified dollar threshold and if a transaction exceeds that threshold, the prior approval of the Board or a committee of the Board is required. By requiring the prior approval of larger transactions, which generally may involve more risk to the Company simply due to the transaction size, the Board seeks to provide risk oversight of the Company. The Board has promulgated a corporate investment policy that establishes guidelines with respect to investment of the Company’s funds; such guidelines cover the required qualifications of outside investment managers and the types and concentration limits of investment securities that are authorized for investment. The Compensation Committee has determined that the pay policies and practices of the Company are not reasonably likely to have a material adverse effect on the Company. Also, related party transactions are generally reviewed by the Audit Committee. See “Certain Relationships and Related Person Transactions – Policies and Procedures with Respect to Related Person Transactions.”
Upon the recommendation of the Nominating Committee, the Board nominated the following incumbent directors for election at the Annual Meeting: Mr. Guericke, Ms. Hawthorne, Ms. Johnson, Ms. Kasaris, Mr. Lyons, Mr. Marcus, Mr. Robinson, Mr. Schall, and Mr. Scordelis.
Director Independence
Under independence standards established by the Board, which reflect the NYSE director independence standards as currently in effect, a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence.
The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the NYSE: Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson and Byron A. Scordelis.
In determining the independence of Mr. Marcus, the Board considered the matters that refer to Mr. Marcus set forth under “Certain Relationships and Related Person Transactions” below. The Board also considered the directors’ ownership of Essex equity securities and determined, in accordance with principles of the NYSE listing standards, that such ownership is not inconsistent with a determination of independence.
Director Tenure and Board Refreshment
Led by our Nominating Committee, our Board seeks to maintain a board that, taken as a whole, has the objectivity, diversity and mix of skills, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks, as well as the knowledge, ability and independence to deliver the high standard of governance expected by our stockholders. The Nominating Committee believes that ongoing board refreshment is important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured members. In August 2017, the Nominating Committee initiated a plan focused on board refreshment, with a specific focus on expanding the diversity of the Board based on gender, experience and expertise. Since then, the Company has accomplished the following:
•	Reduced long-tenured Board members, with the average tenure reduced since August 2017 by two years.
•
Increased diversity in gender, experience and expertise with the addition of three female board members, Mary Kasaris and Amal Johnson in 2018, and Maria Hawthorne in 2020, and expanded expertise in the technology sector.

•	Two directors self-identify as diverse.
ESSEX Property Trust, Inc. 2022 Proxy Statement	25

The Board is also mindful that director tenure can be relevant to the Board’s performance. In this regard, the Board consists of longer-serving directors with significant experience and institutional knowledge who bring critical skills to the boardroom. Such longer-serving directors have a deep understanding of the Company’s business and strategy, provide historical context in Board deliberations, and enhance Board dynamics and the Board’s relationship with management.
In particular, the Board believes that Messrs. Marcus, Guericke and Schall, who have held various positions of senior leadership in the Company since its initial public offering in 1994, are a significant strength of the Board. Under their combined leadership, the Company has generated one of the highest total stockholder returns in the REIT industry over that period. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would unnecessarily deprive it of the valuable contributions of its most experienced members.
Director Evaluations
The Board conducts an annual review consisting of a self-evaluation process, which, in 2021 included both written questionnaires and interviews, to determine whether the Board and its committees are functioning effectively. Comments are provided from all directors with a complete assessment of the Board’s performance, focusing on identifying areas in which the Board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the Board, and the results are reviewed with the full Board and its committees. Beginning in 2022, the self-evaluation process will also include an external evaluator.
Stockholder Nominees-Proxy Access
The Company’s stockholders possess the right to nominate candidates to the Board through proxy access provisions of the Bylaws. The Company’s Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the outstanding shares of Common Stock continuously for at least the prior three years, to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of stockholders, director nominees constituting up to the greater of two individuals or 20% of the Board (rounding down to the closest whole number), all subject to additional eligibility, procedural and disclosure requirements set forth in the Bylaws. The foregoing is a summary of Section 2.13 of the Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Deadline for Receipt of Stockholder Proposals – Proxy Access Nominations.”
Stockholder Power to Amend Bylaws
The Bylaws also permit the stockholders of the Company to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of Common Stock for at least one year, all subject to certain notice, procedural and disclosure requirements and other limitations set forth in the Bylaws. Before this amendment was adopted, the Bylaws provided that the Board had the exclusive right to amend the Bylaws, as permitted by Maryland law.
Stockholder Engagement
The Company has proactive ongoing dialogue with its stockholders with respect to important corporate governance matters. We consider our relationship with our stockholders to be an important part of the Company’s success and we value the perspectives of our investors. During 2021, our management reached out to stockholders who collectively held approximately 64% of the Company’s outstanding shares of Common Stock for the purpose of discussing the Company’s practices and policies with respect to governance, compensation practices and CSR matters. These discussions addressed governance matters including, among others, board composition and refreshment, the power of stockholders to amend the bylaws, and ESG issues, such as sustainability initiatives and workforce well-being and diversity. The feedback from stockholders was conveyed to and discussed with the Nominating Committee and the full Board. The goal of these discussions was to ensure that management and the Board understood and considered the issues that matter most to our stockholders and to enable the Company to address them effectively. In addition to conversations with our stockholders, the Company receives correspondence throughout the year from stockholders and stockholder advocacy groups and, if
26	ESSEX Property Trust, Inc. 2022 Proxy Statement

appropriate, responds and/or shares such correspondence with the Nominating Committee and the full Board whenever requested or otherwise appropriate. The Company plans to take a similar approach in 2022 by maintaining a dialogue with its stockholders with respect to such matters.
Communication with Directors
The Company endeavors to ensure that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable. Our corporate governance guidelines (which may be accessed at http://www.essex.com) provide that the identity of the presiding independent director will be set forth in the annual meeting proxy statement, together with a method for interested parties to communicate directly with the presiding independent director or with the non-management directors as a group. Stockholders or any other interested parties wishing to formally communicate with the Board, the presiding independent director, non-management directors, or any individual directors may send communications directly to the presiding independent director of the Board: Irving F. Lyons, III, Presiding Independent Director, c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2021, Mr. Lyons, Ms. Johnson and Ms. Kasaris served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of the Company. There were no insider participations or compensation committee interlocks among the members of our Compensation Committee during fiscal year 2021. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled “Certain Relationships and Related Person Transactions.”
Relationships Among Directors or Executive Officers
There are no family relationships among any of the directors or executive officers of the Company.
Director Stock Ownership Guidelines
The Company encourages its non-employee directors to own shares of the Company’s stock. In furtherance of this policy, the Company adopted guidelines setting a goal for each non-employee director to own a number of shares of the Company’s stock equal in value to five times such director’s annual cash retainer, in each case, as in effect as of, and based on the Company’s stock price as of, January 1, 2010, or such later date that a director joined the Board. Directors are expected to achieve this goal within four years of joining the Board. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2021, all non-employee directors were in compliance with the stock ownership guidelines or had additional time within which to come into compliance with such guidelines.
Executive Officer Ownership Guidelines
The Company encourages its executive officers to own shares of the Company’s stock. In furtherance of this policy, the Company has set goals for executive officers to own a number of shares of the Company’s stock equal in value to, with respect to the Chief Executive Officer, five times such individual’s annual base salary, and, with respect to the Company’s other executive officers, four times such individual’s annual base salary, in each case, as in effect as of, and based on the Company’s stock price as of, February 10, 2011, or such later date that an individual becomes an executive officer. Executive officers are expected to achieve this stock ownership goal no later than five years after becoming an executive officer. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2021, all executive officers were in compliance with the stock ownership guidelines or had additional time within which to come into compliance with such guidelines.
ESSEX Property Trust, Inc. 2022 Proxy Statement	27

DIRECTOR COMPENSATION
Under the Company’s director compensation program as in effect after our 2020 Annual Meeting, each non-employee director of Essex was entitled to receive the following compensation under the Company’s director compensation program:
•
An annual equity grant with a grant value equal to $150,000 for directors (other than the Chairman) and $275,000 for the Chairman of the Board, determined using either the Black-Scholes or Monte Carlo pricing methodology. Directors are permitted to elect whether to receive equity grants in the form of options or a stock award, or a combination of these types of awards, and are required to make this election at the time of the Company’s annual meeting, at which time such grant of options and/or stock awards are made. Such annual grants of options and/or stock awards are fully vested on the grant date, but the shares subject to such awards are subject to a one-year transfer restriction.

•	An annual cash retainer, paid quarterly, in the amount of $80,000 per year.
•	A fee for the Lead Director of $20,000 per year.
•	A committee membership fee of $10,000 per year for members of the Audit Committee and $7,500 per year for members of the Nominating Committee and Compensation Committee.
•
A committee chairman fee for the Chairman of the Nominating Committee and the Chairman of the Compensation Committee of $19,500 per year, and a committee chairman fee for the Chairman of the Audit Committee of $30,000 per year.

The Board periodically reviews the total compensation for non-employee directors and chose to make no changes to director compensation for 2022.
Director Compensation Table. The table below summarizes the compensation the Company paid to directors for the year ended December 31, 2021. Mr. Schall, who served in 2021 as the Company’s Chief Executive Officer, is not included in the table below because he did not receive any additional compensation for services provided as a director in 2021. Mr. Guericke, who served as a part-time employee in 2021, received a salary, bonus and perquisites shown below under “All Other Compensation,” but he did not receive any additional compensation for services provided as a director. Mr. Guericke retired as a part-time employee on January 31, 2022 and, as of his retirement date, no longer receives compensation as a part-time employee but will be compensated as a director in 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Keith R. Guericke	—	—	—	527,745(2)	527,745(1)
Maria R. Hawthorne	90,000	150,000	—	—	240,000
Amal M. Johnson	95,000	—	150,000	—	245,000
Mary Kasaris	97,500	150,000	—	—	247,500
Irving F. Lyons, III	127,000	—	150,000	—	277,000
George M. Marcus	85,000	275,000	—	—	360,000
Thomas E. Robinson	110,000	—	150,000	—	260,000
Byron A. Scordelis	99,500	—	150,000	—	249,500
(1)
The assumptions used to calculate the value of the stock awards and/or option awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (the “2021 Form 10-K”). As of December 31, 2021, each director had the following number of stock options (vested and unvested) then outstanding: Keith R. Guericke: 2,295 options; Maria R. Hawthorne: 0 options; Amal M. Johnson: 18,910 options; Mary Kasaris: 4,180; Irving F. Lyons: 13,992 options; George M. Marcus: 0 options; Thomas E. Robinson: 19,013 options; and Byron A. Scordelis: 4,948 options, respectively.

(2)	This amount represents salary and bonus for Mr. Guericke’s role as a part time employee and includes insurance premiums of $7,045 paid by, or on behalf of, the Company.
28	ESSEX Property Trust, Inc. 2022 Proxy Statement

RISK ASSESSMENT IN COMPENSATION POLICIES AND PRACTICES
The Compensation Committee, with the assistance of Company management, regularly considers the Company’s compensation policies and practices to assess whether they encourage unnecessary or excessive risk taking. In 2021, the Compensation Committee considered, among other factors, the following risk-mitigating features of the Company’s compensation programs: (i) a balanced mix of short- and long-term compensation (including salary, cash bonus, and time and performance based equity-based compensation); (ii) defined performance goals, including corporate and individual goals, and objectives that avoid excessive weight on a single performance measure; (iii) minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the Company and align executive officers with long-term stockholder interests; and (iv) restrictions on engaging in hedging transactions in the Company’s securities.
Based on this assessment, the Company believes that its compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.
ESSEX Property Trust, Inc. 2022 Proxy Statement	29

EXECUTIVE OFFICERS
As of the Record Date, the executive officers of the Company were as follows:
Name	Age	Position
Michael J. Schall	64	Chief Executive Officer (“CEO”) and President
Angela L. Kleiman	51	Chief Operating Officer (“COO”) and Senior Executive Vice President (“SEVP”)
Barb M. Pak	44	Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”)
Adam W. Berry	48	Chief Investment Officer (“CIO”) and EVP
30	ESSEX Property Trust, Inc. 2022 Proxy Statement

Biographical information concerning the executive officers of the Company is set forth below, other than Mr. Schall, whose biographical information appears above under “Proposal No. 1: Election of Directors.”
Angela L. Kleiman Chief Operating Officer and Senior Executive Vice President
Responsibilities at Essex:
• Oversees the following major departments since January 2021: Asset Management, Property Management, Technology, Data Analytics & Research,
Redevelopment & Sustainability, and Commercial Portfolio Management
• From October 2015 to December 2020 as Chief Financial Officer and Executive Vice President, oversaw Private Equity, Capital Markets, Accounting, Tax, Treasury, Financial Planning, Internal Audit and Investor Relations departments

Accomplishment Highlights:
• Responsible for overall transaction management including leading negotiations of the merger agreement, pricing/valuations and joint venture equity originations in connection with the merger with BRE Properties, Inc., which was successfully completed in April 2014
• Grew Essex’s Private Equity platform from $750 million to $3 billion in gross assets as head of the Private Equity Group of Essex
• Led transformation of Company balance sheet, achieving rating upgrades to BBB+ from S&P and Baa1 from Moody’s

Past Experience and Education:
• Prior to joining Essex in 2009, Ms. Kleiman was a Senior Equity Analyst and Vice President of Investor Relations at Security Capital, where she was responsible for over $2 billion of the firm’s REIT investments and all client communications. As a Vice President with J.P. Morgan Real Estate & Lodging Investment Banking Group, Ms. Kleiman advised senior management and boards in strategic business platforms and capital markets transactions.
Ms. Kleiman began her career in real estate development management in 1991.
• Received Bachelor of Science degree from Northwestern University
• Received Master of Business Administration from Kellogg School of Management of Northwestern University

Professional Activities:
• Member, Board of Directors of Rexford Industrial Realty, Inc. (NYSE: REXR)
• Member, Nareit
• Member, National Multifamily Housing Council

ESSEX Property Trust, Inc. 2022 Proxy Statement	31

Barb M. Pak Chief Financial Officer and Executive Vice President
Responsibilities at Essex:
• Oversees the following major departments since January 2021: Co-Investments, Capital Markets, Accounting, Tax, Treasury, Financial
Planning & Analysis, Internal Audit and Investor Relations

Accomplishment Highlights:
• From February 2019 to December 2020 as Senior Vice President of Finance, oversaw the Co-Investments, Capital Markets, Financial Planning & Analysis,
and Investor Relations departments
• In 2019, began managing the +$4 billion co-investment platform and successfully expanded existing relationships
• In 2017, began leading the Capital Markets division continuing to strengthen the Company’s financial flexibility and access to capital

Past Experience and Education:
• Prior to joining Essex in 2012, Ms. Pak was a Portfolio Manager for Oak Hill
REIT Management. Ms. Pak began her career at Green Street Advisors in 1999.
• Received Bachelor of Science degree in Finance from the University of South
Dakota

Professional Activities:
• Chartered Financial Analyst (CFA)
• Member, Nareit

Adam W. Berry Chief Investment Officer and Executive Vice President
Responsibilities at Essex:
• Leads Investments at the Company, which include development, acquisitions, structured finance and dispositions
• Began serving as the Company’s Co-Chief Investment Officer in June 2019,
and as Chief Investment Officer in January 2020

Accomplishment Highlights:
• Joined Essex’s Acquisitions group in 2003, leading over $1.4 billion of acquisitions, joint ventures and developments
• Oversaw the Company’s redevelopment, capital, dispositions and overall asset management activities upon joining Essex’s Asset Management Department in
2012
• Transitioned to Essex’s Development group in 2017 to oversee land acquisitions while continuing to manage the Company’s dispositions

Past Experience and Education:
• Prior to joining Essex in 2003, Mr. Berry was a practicing attorney at Wilson
Sonsini Goodrich & Rosati, P.C.
• Received Bachelor of Science degree in Biology from University of California,
San Diego
• Received Juris Doctorate from University of Southern California Gould School of Law

Professional Activities:
• Member, Urban Land Institute
• Member, Nareit

32	ESSEX Property Trust, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis evaluates the compensation policies and programs for our named executive officers as determined under the SEC’s executive compensation disclosure rules for 2021. The following table identifies our named executive officers for purposes of this Compensation Discussion and Analysis.
Name	Position
Michael J. Schall	Chief Executive Officer and President
Angela L. Kleiman	Chief Operating Officer and Senior Executive Vice President
Barb M. Pak	Chief Financial Officer and Executive Vice President
Adam W. Berry	Chief Investment Officer and Executive Vice President
Executive Summary
The primary objectives of the Company’s named executive officer compensation program are to (i) attract, motivate and retain experienced, effective executives, (ii) direct the performance of those executives with clearly defined goals and measures of achievement, and (iii) align the interests of management with the interests of the Company’s stockholders. With regard to absolute levels of executive compensation and the Company’s named executive officer compensation program, the Compensation Committee periodically reviews relevant information about competitive pay levels and structures but also considers a number of other factors, as described in further detail in this Compensation Discussion and Analysis.
Impacts of the COVID-19 Pandemic and Management Response in 2021
The ongoing COVID-19 global pandemic continued to have widespread impacts on the Company and the entire apartment industry during 2021. Governmental authorities at the federal, state and local levels continued to implement various legislative and policy actions throughout 2021 in an effort to slow COVID-19’s spread. Some of these regulations resulted in extraordinary job losses and related financial impacts in certain job industries in many Essex markets, and some created additional hurdles in attracting and retaining tenants, especially in urban centers, due to the impacts on the urban environment of allowing workers to “work from home” and the ongoing difficulties in attracting workers. Additionally, federal, state and local governments continued various laws that have created a difficult operating environment for the Company’s business, including eviction moratoriums, laws that limited rent increases or fees during times of emergency, and laws that prohibited the ability to collect unpaid rent during certain timeframes. While some of these laws, such as the California and Washington eviction moratoriums, have expired, there are still similar laws in place in many regions in which Essex’s communities are located, further impacting Essex properties and significantly increasing “Same-Property” rent delinquencies. Primarily as a result of the impact of the COVID-19 pandemic, the Company’s cash delinquencies as a percentage of scheduled rental income for the Company’s stabilized apartment communities or “Same-Property” (stabilized properties consolidated by the Company for the years ended December 31, 2021, December 31, 2020 and 2019) remained higher than the pre-pandemic period, which was 0.3% for 2019, increasing to 2.5% for 2020 and improving to 1.9% for 2021. The Company continued to use cash concessions at higher level than the Company has historically employed in order to compete for new leases to maintain occupancy levels, which negatively affected FFO, and net effective market rents, specifically in urban markets and the Bay Area, have not returned to pre-pandemic rent levels.
Throughout 2021, the Company’s executive officers, working with the Board, continuously evaluated the Company’s response to the operating challenges to ensure its 2021 business plan protected the long-term interests of its stockholders. Additionally, the Company continued to support and protect its employees and residents by continuing “work from home” measures where possible, reducing on-site staff and increasing cleaning protocols at its leasing offices and communities, conducting most leasing interactions via virtual or self-guided tours, and supporting and assisting residents that experienced financial hardships due to the COVID-19 pandemic in applying for emergency rental assistance. The Company focused on maintaining a strong liquidity position and limiting reductions in Core FFO per share by maintaining high portfolio occupancy, which minimized the reduction to rental revenues, and implementing cost reduction programs.
ESSEX Property Trust, Inc. 2022 Proxy Statement	33

2021 Performance
Operating and Core FFO growth: Continued economic and market disruption as a result of the COVID-19 pandemic resulted in same-property gross revenue and NOI declines of 1.2% and 2.7%, respectively. The Company’s same-property revenue decline is largely attributed to an additional $5.3 million of cash concessions compared to the prior year period and a decrease of 1.5% in average rental rates from 2020. For the year, Core FFO per diluted share declined by 2.6%.
Stock Repurchases: Repurchased 40,000 shares of common stock totaling $9.2 million, including commissions, at an average price of $229.30 per share.
Investments: The Company purchased or increased its interests in six apartment communities consisting of 1,033 apartment homes and two commercial properties for approximately $518.3 million. Committed $117.2 million in structured finance investments at a weighted average return of 11.2%.
Dispositions: Sold four apartment communities with an aggregate contract price of $330.0 million.
Technology. The Company continued the implementation of various technology initiatives across its portfolio to cater to customer preferences and reduce operating costs. The Company completed the successful roll out of the initial phase of “Property Collections” in the Orange County and San Diego regions, which consolidates operating teams to focus on collections of closely located properties by relying on new technologies that allow some associates to be located in proximity to the community but not always onsite. These technologies include SmartRent Technology, allowing touchless access controls for our residents and enabling us to virtually showcase available apartments, Funnel, to allow the Company’s employees to improve lead management and remote communication with prospective and current residents, and Sightplan, to allow residents to submit online maintenance requests and to allow the Company’s employees to complete more efficient unit turns.
ESG Matters: The Company was awarded its sixth consecutive GRESB Green Star and second consecutive “A” rating for Public Disclosure in 2021. Additionally, in September 2021, the Company amended and restated its $1.2 billion unsecured line of credit facility to, among other amendments, incorporate a sustainability-linked pricing component which could reduce the borrowing spread up to 2.5 basis points if certain environmental goals are achieved. Working with an outside consultant, the Company began a climate risk assessment that will be completed in 2022 to detect risks that Essex may be exposed to and develop a climate change action plan for risk mitigation strategies.
Balance Sheet Management: Improved the balance sheet by issuing $750.0 million of unsecured debt, at record low interest rates, to prepay near-term maturities which mitigated refinancing risks through the end of 2023 and reduced interest expense. In addition, net-debt-to-EBITDA declined from 6.6x at the end of 2020 to 6.3x at the end of 2021.
Dividend Growth: In February 2021, we announced a dividend increase of 0.6%, representing 27 years of consecutive dividend growth, continuing a long history of increasing the dividend every year since the IPO in 1994.
For a discussion of the calculation of Core FFO and NOI and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (pages 43-55) in our 2021 Form 10-K. For a discussion of the calculation of net-debt-to-EBITDA and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see “Net Indebtedness Divided by Adjusted EBITDAre” (page S-18.3) in our Earnings Release dated February 2, 2022.
Pay for Performance and Key 2021 Compensation Decisions
The Compensation Committee views pay for performance as an important component of the Company’s named executive officer compensation philosophy. The Compensation Committee considered the Company’s performance in 2021 in determining levels of named executive officer compensation, including short-term and long-term incentive compensation.
In furtherance of the Company’s pay for performance philosophy, each year, the Board sets annual corporate goals that are generally designed to promote stockholder value creation. These corporate goals are used as the basis for measuring management performance, a key consideration in granting both annual bonuses and long-term
34	ESSEX Property Trust, Inc. 2022 Proxy Statement

equity-linked or equity-based incentive awards. The Company achieved all but one of its corporate performance goals for 2021. The annual goals, which include measures of performance on both an absolute basis as well as relative to peers, are described in more detail in the section titled: Description of Individual Elements of Named Executive Officer Compensation.
Highlights of the Compensation Committee’s Approach to Executive Compensation in 2021
•	No one-time bonuses or special grants – no additional special or one-time long-term incentive awards or bonus payouts were made outside of the approved 2021 compensation plan.
•
No base pay increases for named executive officer positions – the Compensation Committee did not make any adjustments to base pay for the positions held by the named executive officers. Due to promotions, the individuals in the role of CFO and COO received higher base salaries than they received in 2020.

•
Lowered target cash bonuses for all named executive officers – despite the significant additional time the executive officers dedicated to addressing these difficulties arising from COVID-19, the Compensation Committee lowered the 2021 target bonuses for the named executive officers from the target bonuses set in 2020. The Compensation Committee believes this reduction better aligns executive compensation with the continued challenges faced by the Company during the COVID-19 pandemic. The CEO’s target cash bonus was lowered by 10% from 2020 to 2021 and for all other NEOs the target cash bonus was lowered by 15% from 2020 to 2021. However, the Compensation Committee recognized the accomplishments of the executive team as it relates to achieving nearly all of the goals set out for 2021. As a result, the Compensation Committee approved above-target but below maximum short-term incentive payments for 2021.

•
Long-term awards with performance periods ended 2021 vested at 33.6% of the maximum – the Compensation Committee believes that a meaningful portion of executive pay should be based on the Company’s performance relative to its peers. As detailed in the Restricted Stock Unit section below, the Company’s long-term RSU incentive awards have historically been subject to performance vesting based on the Company’s total stockholder return relative to that of the companies in an apartment REIT index, historically the SNL Apartment Index (“SNL Index”), during a three-year performance period (the “Performance RSUs”). The Company’s performance lagged its peers in the SNL Index, largely due to the more challenging restrictions implemented in West Coast markets in response to the COVID-19 pandemic as compared to other markets where the Company’s peers are located. This focus on relative performance resulted in the 2019-2021 Performance RSUs paying out at 33.6% of the maximum in 2021, significantly below the payout for 2020 and 2019, which was 84% and 100%, respectively. In 2018 the CEO was awarded 12,005 Performance RSUs. In the 2019 Proxy Statement, the Summary Compensation Table for 2018 disclosed a grant date fair value for the CEO’s Performance RSUs of $2,340,255. However, the realized value of the Performance RSU’s was $1,421,600. The Compensation Committee believes this below-average payout, as compared to prior years, reflects disruption due to the COVID-19 pandemic. However, no adjustments were made to named executive officer compensation to compensate for this outcome evidencing the Company’s commitment to its pay for performance philosophy.

•
Long-term awards commencing in 2021 tied to both relative and absolute TSR performance – in 2021, the Compensation Committee maintained its approach that 100% of the criteria for the performance-based RSU vesting should be tied to total return to stockholders which the Company believes fully aligns executives with stockholders. However, it modified the RSU award program to provide for both a relative total stockholder return (“TSR”) performance metric, and an absolute TSR performance metric, which represents the compounded annual return of an investment in common shares of the Company over the three-year performance period, with each measure weighted equally. Additionally, for purposes of measuring relative TSR, the Compensation Committee switched to the FTSE NAREIT Apartment Index (“NAREIT Apartment Index”),

ESSEX Property Trust, Inc. 2022 Proxy Statement	35

which is representative of REITs in the multifamily housing industry across the United States, in lieu of the SNL Apartment Index, which is no longer published. The Compensation Committee believes that the peer group in the NAREIT Apartment Index appropriately represents the Company’s operating performance and shareholder return against its direct competitors in the multifamily space.
Substantial Portion of Executive Compensation Tied to Performance
The Compensation Committee believes that a meaningful portion of executive pay should be based on the Company’s performance relative to its peers. Our target pay mix evidences this pay-for-performance philosophy and emphasizes the alignment of our named executive officers’ interests with those of our stockholders.
In 2021, approximately 86% of the total direct compensation for the CEO, and approximately 77% of the total direct compensation for the other NEO’s, was performance-based and not guaranteed. The graphs below illustrate the compensation breakdown and the chart on page 41 explains how each element of compensation fits into the Company’s overall program.

Compensation Policies and Practices—Good Governance
Consistent with our commitment to strong corporate governance and responsiveness to our stockholders, in 2021 the Board maintained the following compensation policies and practices to drive performance and serve our stockholders’ long-term interests:
•
The structure of our named executive officer compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based incentive awards promoting responsible growth and risk management.

•	The competitiveness of our named executive officer compensation program is assessed by comparison to the median of a group of peer companies that are comparable to us.
•	Our Compensation Committee is comprised solely of independent directors.
•	We do not provide for “single-trigger” severance payments upon a change in control.
•	We have not entered into individual employment agreements with our named executive officers, and we do not provide our named executive officers with tax gross-ups.
•	We maintain meaningful stock ownership guidelines for our named executive officers and non-employee directors that promote a long-term stockholder perspective.
•	Our Compensation Committee annually considers and assesses the potential risks of our compensation policies and practices for all employees.
•	Our named executive officers receive limited perquisites and other personal benefits that are not otherwise generally available to all of our employees.
•	We maintain programs that strictly limit the ability of our named executive officers and non-employee directors to pledge our securities and prohibit any hedging of our securities.
36	ESSEX Property Trust, Inc. 2022 Proxy Statement

Response to 2021 Say on Pay Results
We currently submit an advisory vote to approve our named executive officer compensation to our stockholders on an annual basis. At our 2021 annual meeting, holders of approximately 95% of the votes cast voted “for” the advisory proposal. As illustrated by the graph below, over the past three years, on average, holders of approximately 95% of the votes cast voted “for” this advisory proposal. We believe the strong, continued support for our compensation program in 2021 and in past years reflects the strong alignment between our named executive officer compensation and performance.

In addition to considering the results of the stockholder vote, the Compensation Committee also considered the positive views on our compensation structure expressed by our stockholders during our investor relations outreach throughout the year, as discussed in our Stockholder Engagement section on page 26, in continuing to apply the same principles in determining the amounts and types of executive compensation and did not implement substantial changes.
ESSEX Property Trust, Inc. 2022 Proxy Statement	37

Overview of Named Executive Officer Compensation Program
Key Named Executive Officer Compensation Program Objectives
The objectives of our compensation program for named executive officers are to:
•	Attract, retain, and motivate executive officers through the overall design and mix of cash, equity, and short- and long-term compensation elements;
•	Reward individual performance by tying significant portions of short-term compensation in the form of salary and annual bonus opportunity to achievement of individual performance goals; and
•
Align the interests of executive officers with the interests of the Company’s stockholders by tying significant portions of short- and long-term compensation, in the form of annual bonus and long-term equity based awards, to increasing distributable cash flow to stockholders, and increasing the value of Common Stock based on the acquisition, development, redevelopment and onsite property management of apartment communities.

How Executive Compensation Decisions are Made
Role and Procedures of the Compensation Committee. The Compensation Committee, composed of independent, non-employee directors, determines and approves the compensation arrangements for the named executive officers. The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants) as the Committee deems appropriate.
In fiscal year 2021, the Compensation Committee retained Mercer as its independent compensation consultant. Other than advising the Compensation Committee as described in this section, Mercer did not provide any services to the Company in 2021. The Compensation Committee has evaluated Mercer’s independence pursuant to the requirements of the NYSE and the factors set forth in the SEC rules and has determined that Mercer is independent and no conflict of interest has arisen as a result of the work performed by Mercer during fiscal year 2021. The Compensation Committee reassesses the independence of its advisers at least annually.
In addition to the information and analysis provided by Mercer, the Compensation Committee also considered the publicly filed information of our peers (among other factors) in making 2021 compensation decisions with respect to its named executive officers. Mercer concluded that the total target compensation of the named executive officers approximates the median compensation of the Company’s peers.
While the Compensation Committee determines the Company’s overall compensation philosophy and sets the compensation for the Company’s CEO and other executive officers, it looks to the CEO to make recommendations with respect to both overall compensation policies and specific compensation decisions. For the upcoming fiscal year, the Company’s CEO recommends to the Compensation Committee the levels of base salary, targeted annual bonus and long-term equity for the named executive officers other than himself, within the elements of compensation otherwise established by the Compensation Committee. The sum of such base salaries and targeted bonuses and long-term equity compensation, if any, is included in the Essex annual business plan. Also, at that time, the Compensation Committee reviews and approves goals for the upcoming year for specific executive officers. Such goals may include company-wide, business unit and individual goals.
At the end of a fiscal year, the Compensation Committee reviews actual performance against goals and, in consultation with the CEO and as discussed further below, sets the actual bonuses to be paid to the executive officers. The CEO also provides the Compensation Committee with his perspective on the performance of the Company’s executive officers as well as a self-assessment of his own performance. The Compensation Committee establishes the compensation package for the CEO. The Company’s Chief Financial Officer also attends the Compensation Committee’s meetings to provide perspective on the competitive landscape and the needs of the business and to discuss potential new elements for the executive officer’s compensation packages.
38	ESSEX Property Trust, Inc. 2022 Proxy Statement

Peer Group. In consultation with Mercer, the Company made some adjustments to the peer group from 2020 in order to ensure the peer group was aligned with the Company’s asset size, property type, and geographic footprint. The peer group for 2021 included the following 14 equity REITs.
Company
AvalonBay Communities, Inc. (AVB)
Boston Properties, Inc. (BXP)
Camden Property Trust (CPT)
Douglas Emmett, Inc. (DEI)
Equity LifeStyle Properties, Inc. (ELS)
Equity Residential (EQR)
Extra Space Storage Inc. (EXR)
Invitation Homes, Inc. (INVH)
Healthpeak Properties, Inc. (PEAK)
Mid-America Apartment Communities, Inc. (MAA)
Public Storage (PSA)
Realty Income Corporation (O)
Sun Communities, Inc (SUI).
UDR, Inc. (UDR)
ESSEX Property Trust, Inc. 2022 Proxy Statement	39

Equity Market Capitalization at December 31, 2021[1]
($ in millions)

Public Storage
Realty Income Corporation
AvalonBay Communities, Inc.
Equity Residential
Extra Space Storage Inc.
Invitation Homes Inc.
Mid-America Apartment Communities, Inc.
Sun Communities, Inc.
Essex Property Trust, Inc.
Healthpeak Properties, Inc.
UDR, Inc.
Camden Property Trust
Boston Properties, Inc.
Equity LifeStyle Properties, Inc.
Douglas Emmett, Inc.
$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000

	Revenue(2)	Total Assets(3)
	($ in millions)
25th percentile	1,366	10,625
50th percentile	1,896	13,494
75th percentile	2,284	19,220
ESSEX	1,441	12,998
Percentile rank	31%	44%
(1)	Equity Market Capitalization is estimated and provided by S&P Global Market Intelligence.
(2)	Revenue reflects the total revenue for the most recent fiscal year end.
(3)	Total Assets reflect the book value as reported by each company as of the end of the most recent fiscal year end.
40	ESSEX Property Trust, Inc. 2022 Proxy Statement

In fiscal year 2021, the Compensation Committee considered the peer group information prepared by Mercer pursuant to an August 2021 benchmarking analysis (the “2021 Mercer Analysis”) in determining overall compensation levels in light of the Compensation Committee’s view of appropriate, market-based compensation levels and pay-for-performance, including the Company’s performance during the COVID-19 pandemic benchmarked against its peers. Due to the continued impacts from the COVID-19 pandemic on the Company’s results, the Compensation Committee lowered the target cash bonuses for the named executive officers for 2021 as compared to 2020, and lowered the target value of the long-term incentive awards granted to the CEO.
Key Elements of Named Executive Officer Compensation. The key elements of Essex’s current compensation program for the named executive officers are summarized in the table below:
Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Base Salary	Fixed base pay necessary to attract and retain executives and compensate performance of core job duties.	Base salary and any changes in salary are based on views of individual retention or performance factors and market data at peer companies (but without specific benchmarking).	Short-term cash compensation that is fixed and paid during the year, addresses employee cash-flow needs and retention objectives.
Annual Cash Bonus	Variable cash compensation that motivates executives and ties a significant compensation opportunity to achieving individual and corporate performance goals.	Annual bonus is based on both discretionary and non-discretionary performance criteria.
Short-term cash compensation that is contingent on achievement of Company and individual goals, as determined by the Compensation Committee, is intended to link compensation to short-term stockholder interests.

Long-Term Equity Incentive
Equity compensation (in the form of restricted stock units (“RSUs”) and options) fosters long-term retention of management and aligns executive officer and stockholder interests.

Equity compensation complements cash compensation and provides performance incentives.

RSUs are subject to both performance-based and service-based vesting or performance-based vesting only.

Options may be subject to service-based vesting.

Long-term equity incentive awards are determined primarily based on how the award’s grant date value relates to the executive officer’s total cash compensation and how the vesting and other aspects of the award might incentivize performance.

Long-term compensation that is tied to the value of Common Stock and is primarily contingent on meeting performance goals and continued employment, which is intended to link compensation to long-term stockholder value accretion and reinforces retention.

Deferred compensation plan	Supplemental element to assist in retaining executives.	Executive officers may defer up to 100% of their base salary and bonus.	A tax planning benefit for executives.
ESSEX Property Trust, Inc. 2022 Proxy Statement	41

Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Severance plan	For hiring and retaining executives by providing continued economic benefit if a change of control and related termination occurs.
In the event of a change of control and related involuntary termination within the period commencing 2 months preceding a change of control and ending 24 months after the change of control, executives receive two times their current annual salary and three-year average annual bonus, vesting acceleration of equity awards, continued insurance benefits and out-placement services.
Facilitates recruitment and retention of named executive officers by providing income security in the event of involuntary job loss in connection with a change in control.
Perquisites	Customary element of executive compensation.	Generally based on perquisites being offered by peer companies.	Addresses recruitment and retention objectives.
Description of Individual Elements of Named Executive Officer Compensation
Base Salaries
None of the Company’s executive officers has an employment agreement. Base salaries are viewed as a customary element necessary to hire and retain named executive officers. Base salary and any changes in base salary are based on views of individual retention and/or performance factors and market data at peer companies, without benchmarking. For 2021, the Compensation Committee established base salaries in light of these considerations as well as subjective assessments of individual performance, scope of responsibilities, expertise and experience, and the Company’s financial performance and condition. The Compensation Committee did not make any changes to base salaries for the named executive officer positions for 2021 as it believes that the base salaries are well-aligned with the Company’s peer group and are sufficient to attract and retain top talent. Ms. Pak was promoted to CFO in 2021 and her base salary is the same as her predecessor in the position. Ms. Kleiman was promoted from CFO to COO in 2021 and her base salary is the same as her predecessor in the position. The 2021 Mercer Analysis of the Company’s executive compensation program concluded that the overall target compensation level of the CEO was at the median compensation of the Company’s peers, and that the target compensation for the other named executive officers, other than the COO, is below the median compensation for the peer group. The Compensation Committee approved 2021 compensation for the COO that is slightly above median based on her tenure, experience, and the scope of her responsibilities at the Company, which expand beyond a typical COO.
Executive	Annual Base Salary Rate 2020 ($)	Annual Base Salary Rate 2021 ($)
Michael J. Schall, CEO and President	900,000	900,000
Angela L. Kleiman, COO and SEVP	650,000	750,000
Barb M. Pak, CFO and EVP		650,000
Adam W. Berry, CIO and EVP	550,000	550,000
42	ESSEX Property Trust, Inc. 2022 Proxy Statement

Annual Bonuses
Each named executive officer is eligible to earn an annual cash bonus based on the achievement of the annual business plan approved by our Board and the meeting of performance goals during the year. The performance goals used for determining an officer’s annual bonus include qualitative individual and business unit goals and quantitative corporate performance goals as determined by the Compensation Committee and by the CEO in his recommendations to the Compensation Committee.
Each year, a target bonus amount is established for each named executive officer and is reviewed by the Compensation Committee. Approximately 50% of each named executive officer’s annual bonus is tied to achieving the corporate performance goals and 50% is tied to achieving the individual and business unit goals. Each named executive officer had a maximum opportunity to earn approximately 200% of target if specific performance levels exceed the corporate performance goals per the annual business plan. The portion of each named executive officer’s annual bonus that is tied to their individual and business unit goals is capped at 100% of the target bonus.
In 2021, annual bonus targets were set based on the results of the 2020 Mercer Analysis to align named executive officer short-term incentives with those at peer companies for purposes of attracting and retaining talent. Specifically, following the Compensation Committee’s review of appropriate, market-based compensation levels, and in response to the continued impact of COVID-19 on the Company, the Compensation Committee lowered the 2021 target and maximum bonuses for the named executive officers from the bonuses set in 2020. The CEO’s target and maximum cash bonus was lowered by 10% from 2020 to 2021 and for all other NEOs the target cash bonus was lowered by an average of 15% from 2020 to 2021.
2021 Corporate Goals The Company’s primary corporate performance measures for purposes of the non-discretionary annual bonuses are Core FFO per share and the growth in same-property NOI. The Board reviews the operating plans that include annual Core FFO per share targets and expected NOI results. The target levels for the increase in Core FFO per share from year to year are dependent on a number of factors, including expectations surrounding internal and external growth opportunities, general economic conditions, including the continued impact from the COVID-19 pandemic, real estate fundamentals and other specific circumstances facing the Company in the coming year. The Compensation Committee also establishes Core FFO goals that are consistent with the annual business plan. For 2021, the specific corporate goals were as follows:
(1)	Goal (30% weight): Target same-property NOI growth of -3.7% → Achieved same-property NOI growth of -2.7%, above the high end of the established range.
(2)	Goal (30% weight): Target Core FFO per diluted share of $12.40 → Achieved Core FFO per share of $12.49, above the high end of the established range.
(3)
Goal (20% weight): Generate annualized accretion from external growth investment activities consistent with the 2021 annual business plan of $1.6M → Achieved: $7.8M which exceeded the high end of the established range.

(4)	Goal (20% weight): Achieve the underwritten yields from 2019 and 2020 acquisitions and developments → Did not achieve due to COVID-19 pandemic.
All of the corporate goals exceeded the established range with the exception of one goal which was negatively impacted by the COVID-19 pandemic. As a result, the Compensation Committee awarded the named executive officers an above-target annual bonus tied to corporate goals which equated to an average of 168% of the non-discretionary portion of the target bonus.
2021 Individual and Business Unit Goals
A portion of each named executive officer’s bonus for 2021 also related to achievement of both individual goals, including the evaluation of the officer’s handling of his or her day-to-day responsibilities, and individual performance goals and, in some cases, business unit goals. These goals include objective measures of performance as well as performance relative to peers. For 2021, the primary individual and/or business unit-based bonus criteria for our named executive officers were as follows:
•
Mr. Schall’s goals included achieving Essex’s annual business plan, generating Core FFO per share growth consistent with the average of three large multifamily REIT peers, succession planning and orderly transition of

ESSEX Property Trust, Inc. 2022 Proxy Statement	43

key senior executives, ESG initiatives, and ensuring strategic objectives such as to property locations and accretion are satisfied in connection with the Company’s investment activities, including acquisitions, development and dispositions. Mr. Schall achieved all of his individual goals.
•
Ms. Kleiman’s goals included achieving operations budget and business plan, generating Core FFO per share growth consistent with the average of three large multifamily REIT peers, executing the strategic framework for technology to enhance operating margins and implement technology consistent with the annual business plan, and mentoring and career development plans for key managers. Ms. Kleiman achieved all of her individual goals.

•
Ms. Pak’s goals included achieving Essex’s financial and operating objectives, generating Core FFO per share growth consistent with the average of three large multifamily REIT peers, optimizing capital structure and arbitrage utilization of various debt and equity sources, including issuance of $500 million of unsecured bonds, effective tax planning, mentoring and career development plans for key managers, and ensuring timely and accurate financial reporting. Ms. Pak achieved all of her individual goals.

•
Mr. Berry’s goals included ensuring investment objectives are satisfied in connection with acquisitions, development and disposition goals contained in the annual business plan, including acquisitions and dispositions of $300 million to $500 million. Mr. Berry achieved all of his individual goals.

Each named executive officer met their individual goals for 2021. As a result, the Compensation Committee awarded the named executive officers 100% of the target annual bonus tied to individual goals.
Total Annual Bonus
The Compensation Committee believes that short-term incentive pay should appropriately reward management under the pay-for-performance philosophy and awarded the named executive officers above-target annual bonuses which equated to an average of 136% of target.
Payments for bonuses compared to targets in 2021 were as follows:
Executive	Total Actual Incentive Bonus ($)	Targeted Incentive Bonuses ($)	Maximum Aggregate Bonuses ($)
Michael J. Schall, CEO and President	2,500,000	1,980,000	2,877,500
Angela L. Kleiman, COO and SEVP	1,400,000	1,000,000	1,625,000
Barb M. Park, CFO and EVP	1,090,000	800,000	1,262,500
Adam W. Berry, CIO and EVP	920,000	550,000	1,125,000
Long-Term Equity Incentives
In fiscal year 2021, the Company’s equity compensation package for its named executive officers consisted of one or more of three different types of awards: stock options, restricted stock units (“RSUs”) subject to both service-based vesting and performance-based vesting, and RSUs subject to only performance-based vesting, in each case, granted under the Company’s stockholder-approved Incentive Award Plan.
The Company utilizes a combination of these components to accomplish the following objectives:
•	Align executive performance with long-term stockholder interests;
•	Minimize the cost of equity awards to the Company; and
•	Provide competitive compensation package to attract and retain talent.
Stock Options
Stock options have value only to the extent that there is appreciation in the Company’s stock and, as such, are inherently performance-based compensation. Stock options granted to our named executive officers in fiscal year 2021 vest over a three-year horizon, at the rate of one-third each year on the anniversaries of the date of grant, subject to continued employment through the applicable vesting date.
Stock options receive a high perception of value and are a significant factor in long-term retention of senior executives. Therefore, we believe options are the most effective compensation component in terms of value perception versus accounting cost.
44	ESSEX Property Trust, Inc. 2022 Proxy Statement

However, the Company limits the maximum realizable value of such stock options at the time of exercise to $100 per share. This limit was intended to discourage excessive risk-taking while reducing the accounting cost of the award to the Company.
The Company has reduced the number of options awarded to NEOs as a percentage of total long-term equity incentive compensation over the last five years from 35% in 2017 to 25% in 2018 to 23% in 2019 to 20% in 2020 to 18% in 2021.
Restricted Stock Units
RSUs granted to our named executive officers are subject to both performance-based and time-based vesting. RSUs are settled in shares of our Common Stock.
In 2021, the Compensation Committee maintained its approach that 100% of the criteria for the performance-based vesting is tied to total return to stockholders which the Company believes fully aligns executives with stockholders. However, it modified the RSU award program to provide for a relative total stockholder return (“TSR”) performance metric, and an absolute TSR performance metric, which represents the compounded annual return of an investment in common shares of the Company over the three-year performance period, with each measure weighted equally. Additionally, for purposes of measuring relative TSR, the Compensation Committee switched to the FTSE NAREIT Apartment Index (“NAREIT Apartment Index”), which is representative of REITs in the multifamily housing industry across the United States, in lieu of the SNL Apartment Index, which is no longer published. The Compensation Committee believes that the peer group in the NAREIT Apartment Index appropriately represents the Company’s operating performance and shareholder return against its direct competitors in the multifamily space.
The RSUs to our named executive officers in 2021 consist of one or more of the following two types of awards:
(1)
“Performance and Service RSUs,” which are subject to performance vesting based 50% on achievement of the Company’s total stockholder return and 50% on the Company’s total stockholder return relative to the NAREIT Apartment Index during a three-year performance period (the “TSR Goals”). In addition, the Performance and Service RSU’s are subject to time-based vesting over a three-year horizon, at the rate of one-third each year on the anniversaries of the date of grant. The final distribution of the RSU awards is determined following the three-year performance period for all awards granted; and

(2)
“DIP RSUs,” which are subject to performance vesting based on both (i) the three-year TSR Goals and (ii) the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which the RSUs are granted. DIP RSUs are also subject to a one-year service-based vesting condition.

Performance against the TSR Goals for the Performance and Service RSUs and DIP RSUs granted during 2021 will be determined by the Compensation Committee at the end of 2024, using the following matrix:
TSR Metrics	Weight	0% RSUs Earned	50% RSUs Earned	75% RSUs Earned	100% RSUs Earned
Relative TSR to FTSE NAREIT Apartment Index	50%	<-4.0%	-4.0%	0%	+4.0%
Absolute 3-year TSR	50%	<4.0%	4.0%	8.0%	>12.0%
In the event the Company’s absolute total stockholder return is between two achievement levels, the percentage of RSUs that is earned will be based on linear interpolation between the amounts set forth above. In the event the Company’s absolute total stockholder return upon completion of the performance period is below 4%, and the relative total return underperforms the Index by more than 4.0%, no RSUs will be earned.
In addition to the three-year TSR Goal, DIP RSUs vest based on the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year of grant (the “DIP Performance Metric”). Once the number of DIP RSUs that is deemed to satisfy the DIP Performance Metric is determined, such DIP RSUs are then subject to performance vesting based on achievement of the three-year TSR Goals. In addition to the performance-based vesting conditions applicable to the DIP RSUs, the
ESSEX Property Trust, Inc. 2022 Proxy Statement	45

DIP RSUs are generally subject to continued service through December 31 of the year following the year of grant (with accelerated vesting in the event of certain qualifying terminations of employment in connection with a change of control of Essex, as described below under “Severance and Other Benefits Upon Termination of Employment or Change of Control”).
In fiscal year 2021, the Compensation Committee granted awards in respect of the following number of stock options and RSUs (shown assuming maximum performance of the TSR Goals), to the Company’s named executive officers.
Name	Grant Date	Number of Options Granted (#)	Number of Performance and Service RSUs Granted (#)	Number of DIP RSUs Granted (#)	Total Number of RSUs Granted (#)
Michael J. Schall	11/30/2021	28,995	10,803	6,017	16,820
Angela L. Kleiman	11/30/2021	14,391	5,279	3,009	8,288
Barb M. Pak	11/30/2021	9,236	3,063	2,325	5,388
Adam W. Berry	11/30/2021	7,732	2,161	2,325	4,486
Nonqualified Deferred Compensation. Named executive officers are currently permitted to make elections to defer up to 100% of their base salaries and bonuses under the Company’s Deferred Compensation Plan. The Company believes that providing the named executive officers and other eligible employees with nonqualified deferred compensation opportunities is a cost-effective supplemental benefit that enables named executive officers to defer income tax on deferred salary and bonus payments, even though the Company also defers the related tax deduction. The Company makes no matching or other employer contributions to the plan. Additional information concerning this deferred compensation plan is set forth in the Nonqualified Deferred Compensation table and related text below.
Retirement Benefits. Named executive officers are eligible to participate in the Essex tax-qualified 401(k) plan. The Company does not maintain any defined benefit, pension, or supplemental or “excess” retirement plans for the named executive officers.
Severance and Other Benefits Upon Termination of Employment or Change of Control. Under the Essex Property Trust, Inc. Executive Severance Plan, which was amended and restated March 12, 2013 (the “Severance Plan”), each of the Company’s named executive officers would be entitled to the following benefits under the Severance Plan if, within the period commencing two months prior to a change of control of Essex (as defined in the section titled “Potential Payments upon Termination or Change of Control”) and ending 24 months after a change of control of Essex, the employment of such named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason”:
•
a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control;

•	continuation of health, dental and life insurance for up to 24 months following the date of termination, paid by the Company;
•
accelerated vesting, or its equivalent, with respect to all outstanding, unvested equity-based compensation awards that are assumed or substituted in connection with a change of control and any equity-based awards that were granted in connection with or following the change of control;

•	outplacement services of up to $20,000 in the aggregate; and
•	reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.
In addition, pursuant to the terms of the Severance Plan, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control will vest in full effective immediately prior to such change of control. Since, pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based
46	ESSEX Property Trust, Inc. 2022 Proxy Statement

vesting will be earned based on actual performance through a change of control of the Company, any performance-based LTIP Units and RSUs that have been so earned, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full unless assumed in connection with the change of control.
The Compensation Committee believes that these provisions in the Severance Plan and the terms of the equity-based awards described above provide a reasonable level of continued economic benefit to the named executive officers if a change of control and/or related termination event were to occur, are a reasonable balance to the at will nature (and lack of fixed terms) of employment for the officers, and provide a reasonable level of incentive for the covered individuals to remain with the Company prior to any proposal or contemplation of, and during any negotiations for, a change of control. The Compensation Committee also believes that the two years’ cash severance payment, the accelerated vesting of equity awards and other reasonable severance benefits, together with the absence of a tax “gross up” provision, are in line with or provides lesser benefits than the scope of change of control benefits offered by many companies the Compensation Committee considers to be comparable. Generally, the existence of the Severance Plan, and the potential benefits to executive officers under it, does not affect the annual determination of an executive officer’s base salary, cash bonus or long-term incentive award grants.
Life Insurance and Perquisites. Named executive officers receive automobile allowances or leased automobiles, automobile insurance, annual DMV renewals, health and dental insurance and payment of life insurance premiums and are eligible to receive discounts on rental housing at Company properties and reimbursable education-related benefits on the same terms as other Company employees. The Compensation Committee believes that the perquisites are comparable to those provided by comparable companies.
Tax and Accounting Considerations.
Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction for annual compensation paid to specified executive officers in excess of $1 million. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the deduction limit included an exception for “qualified performance-based compensation.” However, the Tax Act amended certain aspects of Section 162(m) of the Code, including eliminating the exception for “qualified performance-based compensation,” and expanding the scope of employees to whom the deduction limit applies. The Tax Act provides for a grandfathering provision, pursuant to which remuneration that was intended to be “qualified performance-based compensation,” and that was provided pursuant to a written binding contract in effect on November 2, 2017 which has not been modified in any material respect on or after that date, will continue to be eligible for the “qualified performance-based compensation” exception.
We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes. As a result, we do not expect that the payment of compensation that is subject to the prohibition of Section 162(m) of the Code on deduction of annual compensation over $1 million will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 90% of our taxable income each year. Consequently, the Compensation Committee reserves the right to design programs that incorporate a full range of both performance and service-based criteria important to the Company’s success, even where compensation payable under such programs may not be deductible.
ASC Topic 718. Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.
Stock Ownership and Retention Guidelines. The Company has stock ownership guidelines that require executives to acquire and hold a certain amount of Company shares, as described in more detail above under the heading “Board and Corporate Governance Matters—Executive Officer Ownership Guidelines.” All named executive officers were in compliance with the guidelines as of December 31, 2021 or had additional time within which to come into compliance with such guidelines.
ESSEX Property Trust, Inc. 2022 Proxy Statement	47

The table below sets forth the minimum amount of stock that each named executive officer is required to own pursuant to the Executive Stock Ownership guidelines. Executive officers are expected to achieve this goal within five years of its effective date or, with respect to new executive officers, within five years of attaining their position.
Executive	Stock Ownership Target as a Multiple of Salary (#)	Stock Ownership Target ($)	In Compliance(1)
Michael J. Schall, CEO and President	5x	1,750,000	Yes
Angela L. Kleiman, COO and SEVP	4x	1,300,000	Yes
Barb M. Pak, CFO and EVP	4x	2,600,000	Yes
Adam W. Berry, CIO and EVP	4x	1,500,000	Yes
(1)
Executive stock ownership for purposes of compliance with our ownership guidelines includes all shares of our common stock held directly or indirectly, Z-1 incentive units, LTIP Units (to the extent fully earned) and time-based RSUs (for the avoidance of doubt, any shares underlying performance-based awards will only be considered to the extent fully earned). Mr. Berry became an executive officer in 2019 and has five years from his promotion to comply with the guidelines Ms. Pak became an executive officer in 2021 and has five years from her promotion to comply with the guidelines.

At any time during which a named executive officer is not in compliance with the ownership guidelines, he or she will be required to retain at least 75% of any “net shares” received through our equity compensation plans, including shares or units underlying vested and full-value equity awards (LTIP Units and RSUs) and options, assuming net settlement.
Policy on Hedging and Pledging Essex Equity Securities
Directors and executive officers are not permitted to own financial instruments or participate in investment strategies that represent a direct hedge of the economic risk of owning our Common Stock or voting preferred stock, equity interests issued by our operating partnership, or securities that give the holder any rights to acquire any such stock or equity interests (collectively, “Essex equity securities”).
Directors and executive officers are not permitted to pledge or otherwise use any Essex equity securities as collateral to secure any loan (collectively, a “pledge”) unless: (1) that transaction is first approved by the Board (not counting the vote of any director with a personal interest in the transaction) based on the committee’s determination that the pledge is not significant from a corporate governance standpoint, or (2) that transaction involves a pledge of Essex equity securities that results in such individual having pledged (counting pledged securities that are not Common Stock on an as exercised or converted basis, as the case may be) an amount of Essex equity securities not exceeding the greater of (x) 0.002 times the number of the issued and outstanding shares of Common Stock, or (y) 20% of such individual’s ownership of Essex equity securities.
As more fully set forth in the policy, directors and executive officers are not permitted to pledge any equity compensation awards prior to the awards’ respective exercise, delivery or conversion into equity securities free of restriction under the applicable equity compensation plan.
Compensation Recovery Policy. The Board will, to the extent permitted by applicable law, have the authority to make retroactive adjustments to any bonus or other incentive-based or equity-based compensation paid to an executive officer of the Company, where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, where such restatement was due to the material non-compliance by the Company, as a result of misconduct, with any financial reporting requirement. Where applicable, an officer will be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the filing with the SEC of the financial statement that was later restated.
48	ESSEX Property Trust, Inc. 2022 Proxy Statement

Compensation Committee Report
This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC. The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
Members of the Compensation Committee
Irving M. Lyons, III, Chairman
Amal M. Johnson
Mary Kasaris
NAMED EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
The following table summarizes compensation information for our named executive officers for our year ended December 31, 2021, which we refer to as “2021”, our year ended December 31, 2020, which we refer to as “2020”, and our year ended December 31, 2019, which we refer to as “2019”.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total
Michael J. Schall CEO and President	2021	900,000	—	2,500,000	3,075,200	675,004	32,864	7,183,068
	2020	900,000	—	1,604,000	3,250,335	750,019	51,391	6,555,744
	2019	800,000	—	1,950,000	2,803,711	816,507	49,646	6,419,864
Angela L. Kleiman COO and SEVP	2021	750,000	—	1,400,000	1,515,295	335,022	38,437	4,038,754
	2020	650,000	—	700,700	1,260,317	390,024	183,005	3,184,046
	2019	500,000	—	975,000	1,232,184	368,021	37,232	3,112,437
Barb M. Pak CFO and EVP	2021	650,000	—	1,090,000	985,088	215,014	40,530	2,980,632
Adam W. Berry CIO and EVP	2021	550,000	—	920,000	820,176	180,001	35,763	2,505,940
	2020	550,000	—	529,000	725,217	200,020	153,697	2,157,934
	2019	375,000	—	562,500	1,020,155	230,022	22,424	2,210,101
(1)
During 2020, Mr. Schall elected to have $90,000 from his cash annual incentive payout otherwise payable during 2020 contributed on his behalf to the Essex Cares program. These contributions were made on a pre-tax basis from the cash compensation otherwise payable to Mr. Schall and are included in these columns as part of the total annual incentive award earned by Mr. Schall during 2020. During 2020, Ms. Kleiman and Mr. Berry elected to have $10,000 of their base salary contributed to the Essex Cares program.

(2)	Represents cash annual incentive awards under the Company’s annual bonus program.
(3)
These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards granted for the year indicated. With respect to awards, the vesting of which is subject to performance conditions, the grant date fair value of these awards is based on the probable outcome of the performance conditions, which is also the maximum value assuming the highest level of performance, calculated in accordance with ASC Topic 718. Assumptions used in determining the grant date fair value of the awards can be found in Note 14 of the Notes to Consolidated Financial Statements in the Company’s 2021 Form 10-K. These dollar amounts do not represent payments actually received by the named executive officers.

(4)
These amounts include amounts paid by the Company to the 401(k) accounts of the named executive officers in the amount of $6,000, all Company contributions paid for benefits received under non-discriminatory benefit plans available to all employees during 2021, the named executive officers’ respective perquisites limited to Company provided leased automobiles or automobile allowances, and payments of life insurance premiums, for Mr. Schall, Ms. Kleiman, Ms. Pak, and Mr. Berry, respectively. During 2020, we included a new responsible time off program adopted by the Company to replace paid time off which resulted in the one-time payment of previously accrued but unused time off of $150,000 for Ms. Kleiman and $122,066 for Mr. Berry.

ESSEX Property Trust, Inc. 2022 Proxy Statement	49

Grants of Plan-Based Awards for 2021
The following table shows all plan-based awards which Essex granted to the named executive officers during 2021.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Michael J. Schall	11/30/2021	1,980,000	2,877,500	16,820	—	28,995	339.44	3,750,204
Angela L. Kleiman	11/30/2021	1,000,000	1,625,000	8,288	—	14,391	339.44	1,850,317
Barb M. Pak	11/30/2021	800,000	1,262,500	5,388	—	9,236	339.44	1,200,102
Adam W. Berry	11/30/2021	550,000	1,125,000	4,486	—	7,732	339.44	1,000,177
(1)
Represents Performance and Service RSUs that are earned based on Essex’s absolute and relative total stockholder return over a three-year performance period and vest based on continued employment and DIP RSUs that become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s absolute and relative total stockholder return over a three-year performance period and vest based on continued employment over a one-year period.

(2)
Represents options that are subject to service-based vesting, and vest as to one-third of the shares subject to the options on each of the first three anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. The options are also subject to a cap on appreciation of $100 per share.

(3)	These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 as described in footnote 2 to the Summary Compensation Table above.
Named Executive Officer Severance Plan
We discuss severance of our named executive officers and related quantitative disclosure based on assumed triggering events under the heading “Potential Payments upon Termination or Change of Control” on page 54.
50	ESSEX Property Trust, Inc. 2022 Proxy Statement

Outstanding Equity Awards at December 31, 2021
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2021:
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Michael J. Schall	11/30/2021	—	28,995(1)	339.44	11/29/2031
	11/30/2021					—	—	10,803(2)	3,805,141
	11/30/2021					—	—	6,017(3)	2,119,368
	12/2/2020	12,132	24,259(4)	248.70	12/1/2030
	12/2/2020					—	—	10,552(5)	3,716,731
	12/2/2020					—	—	5,399(6)	1,901,690
	12/4/2019	23,833	11,916(7)	311.43	12/3/2029
	12/4/2019					—	—	8,256(8)	2,908,011
	12/4/2019					—	—	3,592(9)	1,265,210
	12/6/2018	31,264	— (10)	265.68	12/6/2028
	12/8/2016	1,368	—(11)	219.22	12/8/2026
Angela L. Kleiman	11/30/2021	—	14,391(1)	339.44	11/29/2031
	11/30/2021					—	—	5,279(2)	1,859,422
	11/30/2021					—	—	3,009(3)	1,059,860
	12/2/2020	6,309	12,615(4)	248.70	12/1/2030
	12/2/2020					—	—	3,485(5)	1,227,522
	12/2/2020					—	—	2,700(6)	951,021
	12/4/2019	10,742	5,371(7)	311.43	12/3/2029
	12/4/2019					—	—	3,094(8)	1,089,800
	12/4/2019					—	—	2,113(9)	744,262
	12/6/2018	14,694	—(10)	265.68	12/8/2028	—	—	—	—
Barb M. Pak	11/30/2021	—	9,236(1)	339.44	11/29/2031
	11/30/2021							3,063(2)	1,078,880
	11/30/2021							2,325(3)	818,935
	12/2/2020	—	10,513(4)	248.70	12/1/2030
	12/2/2020							1,595(5)	561,807
	12/2/2020							2,086(6)	734,752
	12/2/2020							982(6)	345,890
	12/4/2019	3,648	1,825(7)	311.43	12/3/2029
	12/4/2019					—	—	529(8)	186,330
	12/4/2019					—	—	634(9)	223,314
Adam W. Berry	11/30/2021	—	7,732(1)	339.44	11/29/2031
	11/30/2021							2,161(2)	761,169
	11/30/2021							2,325(3)	818,935
	12/2/2020	—	6,470(4)	248.70	12/1/2030
	12/2/2020							1,473(5)	518,835
	12/2/2020							2,086(6)	734,752
	12/4/2019	6,714	3,357(7)	311.43	12/3/2029
	12/4/2019					—	—	2,198(8)	774,202
	12/4/2019					—	—	2,113(9)	744,262
	12/6/2018	10,005	— (10)	265.68	12/6/2028
(1)
1/3rd of these options will vest on November 30, 2022, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

ESSEX Property Trust, Inc. 2022 Proxy Statement	51

(2)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (November 30, 2021 - November 30, 2024), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 10,803 for Mr. Schall, 5,279 for Ms. Kleiman, 3,063 for Ms. Pak, and 2,161 for Mr. Berry.

(3)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (November 30, 2021 - November 30, 2024), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period (December 31, 2022), and assuming the maximum performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 6,017 for Mr. Schall, 3,009 for Ms. Kleiman, 2,325 for Ms. Pak, and 2,325 for Mr. Berry.

(4)
1/3rd of these options will vest on December 2, 2021, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(5)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 2, 2020 - December 2, 2023), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 10,552 for Mr. Schall, 3,485 for Ms. Kleiman, 1,595 for Ms. Pak, and 1,473 for Mr. Berry.

(6)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (December 2, 2020 - December 2, 2023), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period (December 31, 2021), and assuming the maximum performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 5,399 for Mr. Schall, 2,700 for Ms. Kleiman, 2,086 for Ms. Pak, and 2,086 for Mr. Berry.

(7)
1/3rd of these options will vest on December 4, 2020, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(8)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 4, 2019 - December 4, 2022), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 8,256 for Mr. Schall, 3,094 for Ms. Kleiman, 529 for Ms. Pak, and 2,198 for Mr. Berry.

(9)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (December 4, 2019 - December 4, 2022), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period (December 31, 2020), and assuming the maximum performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 3,592 for Mr. Schall, 2,113 for Ms. Kleiman, 634 for Ms. Pak, and 2,113 for Mr. Berry.

(10)
1/3rd of these options will vest on December 6, 2019, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(11)
1/3rd of these options vested on December 8, 2017, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

52	ESSEX Property Trust, Inc. 2022 Proxy Statement

Option Exercises and Stock Vested for 2021
The following table shows for 2021 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Schall	31,362	3,136,200	4,036	1,421,600
Angela L. Kleiman	17,249	1,724,900	1,996	703,051
Barb M. Pak	5,257	522,020	216	76,082
Adam W. Berry	15,220	1,522,000	753	265,229
Nonqualified Deferred Compensation
The named executive officers are currently eligible to participate in the Essex Portfolio, L.P. 2005 Deferred Compensation Plan, which is referred to herein as the “2005 deferred compensation plan.” The 2005 deferred compensation plan, which was adopted on December 2, 2008, replaced an older plan to comply with Section 409A of the Code. Under the deferred compensation plan, eligible employees, which include the named executive officers of the Company, may elect in accordance with plan procedures to defer up to 100% of their base salary and up to 100% of their cash bonus (and other cash compensation) in any year, in each case, after taking into effect reductions due to income and payroll tax withholding and contributions to benefits plans. The Company does not currently make company matching contributions, although the plan allows the Company to make discretionary contributions. Deferral elections under the 2005 deferred compensation plan must generally be made by December 15th of the calendar year proceeding the calendar year in which the compensation that is to be deferred is scheduled to be earned.
Distributions of the deferred accounts under the 2005 deferred compensation plan are made on the earliest of (1) the participant’s “separation from service,” as defined in the plan, (2) a “change in control,” as defined in the plan or (3) a date specified by the participant at the time the deferral election was made. The distributions are payable in a lump sum, except that a participant may elect a payout of amounts exceeding $150,000 as of the distribution date over a period of 5, 10 or 15 annual installments. Distributions under the 2005 deferred compensation plan payable to a “key employee” (as defined in the plan) in connection with a separation from service will be delayed for six months (to the extent required to comply with Section 409A of the Code).
Under the plans, the earnings in an officer’s account are based on investment earnings (or losses) equal to the actual net investment earning or losses experienced by the investment selected by the participant. Accordingly, any earnings are based solely upon the investment allocations directed by the officer. The Company does not make these investment decisions or guarantee any particular rate of return or other benefit under the plan. Under the investment policies of the plans, and subject to administrative approval, investments may be directed by the officer in any securities generally available and traded on U.S. public markets. However, the plan prohibits investments such as derivative securities, securities issued by Essex, tax-exempt securities, foreign securities not listed on the NYSE, securities determined by the administrator to be illiquid, securities purchased on margin, and a number of other categories intended to limit the permitted investments to securities regularly and publicly traded in the U.S. market. The plans do not impose specific limitations on the frequency of investment selections or changes in investments.
ESSEX Property Trust, Inc. 2022 Proxy Statement	53

Although each participant’s account is wholly unfunded, the investments selected by the officer are purchased by Essex in and for its own account, which account is maintained by the Company with a brokerage firm, and the return on the deferral account is derived solely from these purchased investments directed by the officer. The plan administrator will not monitor a participant’s investment instructions, but it may require the participant to liquidate an investment that is determined to be inconsistent with the plan’s investment policy, other plan provisions, or Essex’s brokerage account agreement. The following table provides information concerning compensation deferred under the prior deferred compensation plan and the 2005 deferred compensation plan by the named executive officers as of December 31, 2021.
Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)	Aggregate Earnings/(Losses) in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2021 ($)
Michael J. Schall	1,250,000	—	716,272	—	5,577,387
Angela L. Kleiman	536,635	—	188,759	—	2,003,092
Barb M. Pak	—	—	12,412	—	191,383
Adam W. Berry	55,000	—	103,922	—	817,061
(1)	All contributions in this column are also included as compensation to the named executive officers in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
Potential Payments upon Termination or Change of Control
Long-Term Equity Incentive Awards
Pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, with respect to any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based vesting, the performance period applicable to such LTIP Units or RSUs will end on, and the number of LTIP Units or RSUs earned will be determined based on performance through, the date of a change of control of Essex.
Pursuant to the terms of the Severance Plan, which covers, among others, the named executive officers, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control will vest in full effective immediately prior to such change of control. Accordingly, any performance-based LTIP Units and RSUs that have been earned based on actual performance through the date of a change of control of Essex, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full unless assumed in connection with the change of control.
Further, under the terms of the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, if, within the period commencing two months prior to a change of control of Essex and ending 24 months following a change of control of Essex, the employment of any named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason” (a “Qualifying Termination”), any equity-based awards held by the named executive officer that were assumed in connection with the change of control and any equity-based awards that were granted in connection with or following the change of control will vest in full.
Severance Payments and Benefits
In addition to accelerated vesting of equity-based awards, the Severance Plan further provides that if a named executive officer experiences a Qualifying Termination under the Severance Plan, the named executive officer will be entitled to (i) a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control, (ii) continuation of health, dental and life insurance benefits for 24 months following the date of termination, paid by the Company, (iii) outplacement services of up to $20,000 in the aggregate, and (iv) reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.
54	ESSEX Property Trust, Inc. 2022 Proxy Statement

Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, a “change of control” is generally defined as: (a) the acquisition by any person or entity, together with all of their respective affiliates or associates, of securities representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote, (b) the persons who, as of March 12, 2013, constituted the Board (or the incumbent directors) cease to constitute a majority of such directors, provided that a person becoming a director subsequent to March 12, 2013 shall be considered an incumbent director if the person’s election was approved by a vote of a majority of the incumbent directors, or (c) the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger.
Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “good reason” is generally defined as (i) a substantial adverse change in the named executive officer’s authority, duty or power, (ii) a reduction in annual base salary, (iii) a reduction in annual bonus opportunity to an annual bonus opportunity that is less than the highest bonus opportunity during the three fiscal years preceding the date of the change of control, (iv) a reduction in certain employee benefits, (v) certain relocations, (vi) failure to pay compensation owed to the named executive officer, (vii) failure to obtain an effective agreement from any successor to assume the Severance Plan, or (viii) a material breach by Essex under the Severance Plan.
Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “cause” is generally defined as (i) a willful act of dishonesty with respect to any matter involving Essex, (ii) conviction of a crime involving moral turpitude, or (iii) deliberate or willful failure to substantially perform duties, which continues for 30 days following receipt of notice from Essex.
Individuals participating in the Severance Plan are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.
The table below illustrates hypothetical payments under the Severance Plan as if a change of control had occurred on December 31, 2021 and a termination of employment other than for “cause” or for “good reason” occurred on such date.
With the exception of accelerated vesting of certain equity-based awards that are not assumed in connection with a change of control (as described above), no named executive officer is entitled to any severance payments or benefits (except as required pursuant to applicable law) other than in connection with a termination of employment other than for “cause” (excluding any termination of employment due to the named executive officer’s death or disability) or for “good reason” in connection with a change of control.
Name	Payment for 2X Annual Salary/Bonus ($)	24 months of benefits ($)(1)	Value of Accelerated Equity Awards (including LTIP Units) ($)	Total ($)(2)
Michael J. Schall	5,836,000	36,600	22,781,050	28,653,650
Angela L. Kleiman	3,550,467	36,600	12,216,912	15,803,979
Barb M. Pak	2,026,667	36,600	6,026,022	8,089,289
Adam W. Berry	2,441,000	36,600	7,002,627	9,480,227
(1)	These amounts are based on the estimated average value of the benefits for all named executive officers. Actual amounts for individual officers may differ from this average amount.
(2)
The total does not include: (i) available balances under the nonqualified deferred compensation plan table preceding this table, (ii) any amounts due for accrued but unpaid wages under applicable law or under generally available benefit plans such as our 401(k) plan, at the time of any employment termination, or (iii) the proceeds of insurance policies paid by insurance companies in the event of death or disability.

ESSEX Property Trust, Inc. 2022 Proxy Statement	55

EQUITY COMPENSATION PLANS
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price for Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance Under Plan (#)
Equity compensation plans approved by security holders: Stock Incentive Plans	570,000(1)	284.82(2)	2,211,971(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	570,000		2,211,971
(1)	Number of securities to be issued includes 106,137 LTIP Units granted in 2013 and 2014 but excludes 159,401 shares of unvested restricted stock.
(2)	This weighted average price amount applies only to options granted under the Company’s 1994, 2004 and 2013 plans.
(3)
Includes 500,000 shares available for future issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”) and 698,366 shares available for future issuance under our 2013 Stock Award and Incentive Compensation Plan. No options have been granted, and no shares of Common Stock have been purchased, under the ESPP. This plan has not been implemented by the Company.

56	ESSEX Property Trust, Inc. 2022 Proxy Statement

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Michael J. Schall, our Chief Executive Officer and President (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $85,350; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $7,183,068.
Based on this information, for 2021, the annual total compensation of our CEO was approximately 84 times the median of the annual total compensation of all of our employees (other than the CEO).
Determining the Median Employee
Employee Population
The Company used our employee population data as of October 15, 2021 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,750 individuals, approximately 71% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations (other than our CEO), including all temporary employees employed as of the measurement date.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used the total base cash compensation for 2021 as reflected in our U.S. and local payroll records. In identifying the median employee, we annualized the compensation of all full-time and part-time permanent employees who were new-hires in 2021 and we did not make any cost-of-living adjustments.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus, pursuant to SEC rules and to maintain consistency with the calculation of compensation for our CEO, we have elected to voluntarily include the value of benefits provided to our median employee under non-discriminatory benefit plans available to all employees during 2021, which includes, for this purpose, medical benefit premiums paid by the Company, educational reimbursement benefits and the value of employee discounts provided to the median employee during 2021. The value of these non-discriminatory benefits provided to our CEO during 2021 are also included in the annual total compensation of our CEO, as applicable, reported in our 2021 Summary Compensation Table above.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement, which includes the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during 2021.
ESSEX Property Trust, Inc. 2022 Proxy Statement	57

REPORT OF THE AUDIT COMMITTEE
This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC.
The Audit Committee consists of Ms. Kasaris, Ms. Hawthorne and Mr. Robinson. Mr. Robinson serves as Chairperson of the Audit Committee. The Board has determined that each of the members of the Audit Committee meets the independence and experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the processes relating to the Company’s auditing, accounting and financial reporting as of December 31, 2021. The Audit Committee annually approves the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of the Company and meets with personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal control over financial reporting, the Company’s consolidated financial statements and schedule contained in the Company’s Annual Report included in the Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2021 and effectiveness of internal control over financial reporting as of December 31, 2021 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of KPMG LLP with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Members of the Audit Committee
Maria R. Hawthorne
Mary Kasaris
Thomas E. Robinson, Chairperson
58	ESSEX Property Trust, Inc. 2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures with Respect to Related Person Transactions
The Company has adopted written related party transaction guidelines that are intended to cover transactions in which the Company (including entities it controls) is a party and in which any “related person” has a direct or indirect interest. A “related person” means any person who is or was (since the beginning of the last fiscal year) an Essex director, director nominee, or executive officer, any beneficial owner of more than 5% of the outstanding shares of Common Stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. A related party transaction is a transaction in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person has a direct or indirect material interest. A related person may be considered to have an indirect interest in a transaction if he or she (i) is an owner, director, officer or employee of or otherwise associated with another company that is engaging in a transaction with Essex, or (ii) otherwise, through one or more entities or arrangements, has an indirect financial interest in or personal benefit from the transaction.
The related person transaction review and approval process is intended to determine, among any other relevant issues, the dollar amount involved in the transaction; the nature and value of any related person’s direct or indirect interest (if any) in the transaction; and whether (i) a related person’s interest in the transaction is material, (ii) the transaction is fair and reasonable or inconsistent with the interests of Essex and its stockholders, and (iii) the transaction or relationship should be entered into, continued or ended.
Generally, unless the transaction is one that is pre-approved under the related party transaction guidelines, prior to entering into a related party transaction, various information about the proposed transaction is to be submitted to the Audit Committee, or subcommittee thereof, which will then review the proposed transaction for compliance with the related party approval guidelines and make a determination as to whether or not to approve the transaction.
The guidelines also list types of related person transactions that are governed by specific approval procedures:
•
Property Transactions: as to the acquisition or disposition of properties that may involve a related person, the guidelines list specified information to be provided to the Audit Committee, including a description of the related person’s direct or indirect interest in the transaction, the underwriting process, risk and mitigation information, the property marketing process, and analysis of comparable transactions. For two years after an acquisition involving a related person, the Audit Committee will receive reports concerning actual versus underwritten performance.

•
Preferred Equity/Subordinate Debt Transactions: as to these transactions, the Audit Committee must be provided information concerning the proposed transaction that is comparable to that set forth above for property transactions, and reports must be made to the Audit Committee quarterly as to the status of the transaction and promptly as to any default or similar event. Unless otherwise approved by the Board, the amount outstanding under, or invested pursuant to, all preferred equity/subordinate debt transactions involving the same related person may not exceed $75 million with respect to any investments in properties under construction and $135 million in total investments.

The guidelines also require that the Board is to be annually provided a report of the related person transactions that have been entered into since the date of the last such report to the Board.
Agreements between Mr. Marcus and the Company
George Marcus, the Company’s Chairman and founder, is also involved in other real estate businesses. Mr. Marcus has entered into a written agreement with the Company pursuant to which Mr. Marcus has agreed (i) that he will not divert any multifamily property acquisition and/or development opportunities, which involve properties in the Company’s geographic areas and with more than one hundred rental units, that are presented to him in his capacity as Chairman of the Company to any of his affiliated companies, (ii) that he will not divulge any confidential or proprietary information regarding property acquisition and/or development opportunities that may
ESSEX Property Trust, Inc. 2022 Proxy Statement	59

be received by him in his capacity as Chairman of the Company to any of his affiliated companies and (iii) that he will recuse himself from any and all discussions by the Board regarding any proposed acquisition and/or development of a multifamily property where it appears that there may be an actual conflict of interest with any of his affiliated companies. This agreement was approved by the independent directors (other than Mr. Marcus) of the Company.
Other Transactions
Mr. Marcus is the Chairman of Marcus & Millichap Company (“MMC”), which is the parent company of a diversified group of real estate service, investment and development firms. Mr. Marcus is also the Co-Chairman of Marcus & Millichap, Inc. (“MMI”), and Mr. Marcus owns a controlling interest in MMI. MMI is a national brokerage firm listed on the NYSE that completed its initial public offering in 2013.
As of December 31, 2021, the Company had investments with a total carrying value of $79.8 million with affiliates of MMC. For the year ended December 31, 2021, there were no brokerage commission fees paid by the Company to MMC and its affiliates related to real estate transactions.
The Company charges certain fees relating to its co-investments for asset management, property management, development and redevelopment services. These fees from affiliates total $10.3 million for the year ended December 31, 2021.
In November 2021, the Company provided a $48.4 million related party bridge loan in connection with the purchase of an interest in a single asset entity owning an apartment home community in Vista, CA. The note receivable accrues interest at 2.36% and was scheduled to mature in February 2022. The note receivable was repaid in January 2022.
In November 2021, the Company provided a $61.9 million related party bridge loan to Wesco VI in connection with the acquisition of The Rexford. The note receivable accrues interest at 2.36% and was scheduled to mature in February 2022. The note receivable was repaid in January 2022.
In October 2021, the Company provided a $30.3 million related party bridge to Wesco VI in connection with the acquisition of Monterra in Mill Creek. The note receivable accrues interest at 2.30% and was scheduled to mature in April 2022. The note receivable was repaid in January 2022.
In September 2021, the Company provided a $29.2 million related party bridge loan to Wesco VI in connection with the acquisition of Martha Lake Apartments. The note receivable accrues interest at 2.15% and was scheduled to mature in December 2021. In December 2021, the maturity date of the note receivable was extended to March 2022. The note receivable was repaid in January 2022.
In March 2021, the Company provided a $52.5 million related party bridge loan to Wesco I in connection with the payoff of a debt related to one of its properties located in Southern California. The note receivable accrued interest at 2.55% and was paid off in July 2021.
The Company has provided short-term bridge loans to affiliates. As of December 31, 2021, $6.6 million of short-term loans remained outstanding due from joint venture affiliates.
60	ESSEX Property Trust, Inc. 2022 Proxy Statement

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021, and has been appointed by the Audit Committee and the Board to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be able to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company.
Unless marked to the contrary, proxies received will be voted “FOR” ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.
ESSEX Property Trust, Inc. 2022 Proxy Statement	61

FEES PAID TO KPMG LLP
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2021 and 2020 and fees billed for other services rendered by KPMG LLP during those periods:
	2021	2020
Audit Fees(1)	$1,984,855	$2,047,475
Audit-Related Fees	—	—
Tax Fees(2)	120,800	100,000
All Other Fees	—	—
Total	$2,105,655	$2,147,475
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, the audit of internal control over financial reporting as of the end of the year, reviews of the interim consolidated financial statements included in quarterly reports, comfort letters to underwriters, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning for both federal and state income taxes.
The Audit Committee considers as necessary whether services other than audit and audit-related services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for the pre-approval of all audit services and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm may be required to provide detailed back-up documentation at the time of approval. The status of any pre-approved service is reported at subsequent Audit Committee meetings. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member, who is responsible for reporting to the Audit Committee any such pre-approvals at the next scheduled committee meeting.
The Board unanimously recommends that the stockholders vote
“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
62	ESSEX Property Trust, Inc. 2022 Proxy Statement

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Discussion and Analysis in this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Company’s named executive officers for the year ended December 31, 2021. The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the stockholders of Essex Property Trust, Inc. approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders in 2022 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the named executive officer compensation tables and the related footnotes and narrative accompanying the tables).”
The Board is asking our stockholders to vote “FOR” this proposal. Although the stockholders’ vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. The next such advisory vote will be held at the 2023 annual meeting of stockholders. Section 14A of the Exchange Act requires that we solicit your advisory vote on this proposal.
The Board unanimously recommends that the stockholders vote
“FOR” Proposal No. 3.
ESSEX Property Trust, Inc. 2022 Proxy Statement	63

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403. To be timely for the Company’s 2023 annual meeting of stockholders, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company, no earlier than October 26, 2022 and no later than 5:00 p.m., Pacific Time, on November 25, 2022. A stockholder’s notice shall set forth:
•
as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

•
as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined below), including any anticipated benefit to the stockholder or stockholder associated person;

•	as to the stockholder giving the notice, any proposed nominee and any stockholder associated person:
•
the class, series and number of shares of stock of the Company that each of them or any of their affiliates own, the date the shares were acquired and the investment intent of such acquisition and any short interest in Company shares by any such person,

•	the nominee holder for, and number of, Company shares owned beneficially but not of record by such person,
•
whether such person has engaged in any hedging, derivative or other transaction with respect to Company shares or any shares of any entity listed in the peer group in the stock performance graph in the Company’s most recent annual report, and

•	any substantial interest of such person in the Company, other than an interest arising from the ownership of Company shares;
•	as to the stockholder giving the notice, any stockholder associated person and any proposed nominee,
•	the person’s name and address, and
•	the person’s investment strategy or objective and a copy of the prospectus, offering memorandum or similar document provided to investors in such person;
•	the name and address of any person who contacted or was contacted by the stockholder giving the notice or any stockholder associated person about the proposed nominee or other proposed business; and
•	the name and address of any stockholder supporting the proposed nominee or the proposed business.
Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2023.
The foregoing is a summary of the applicable provisions of the current Bylaws and is qualified by reference to the Bylaws, which were last filed as an exhibit to the Company’s Current Report on Form 8-K, filed February 27, 2017, and amended on February 20, 2018, which amendment was filed as an exhibit to the Company’s Current Report on Form 8-K, filed February 22, 2018.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2023 annual meeting of stockholders must be received by the Company not later than November 25, 2022 in order to be considered for inclusion in the Company’s proxy materials for that meeting.
Proxy Access Nominations. Any stockholder (or group of up to 20 stockholders) meeting the Company’s continuous ownership requirements set forth in the Bylaws that wishes to nominate a candidate for election to the Board for
64	ESSEX Property Trust, Inc. 2022 Proxy Statement

inclusion in the Company’s proxy materials for its 2023 annual meeting of stockholders must provide written notice to our Secretary no earlier than October 26, 2022 and no later than 5:00 p.m., Pacific Time, on November 25, 2022. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements, can be found in Section 2.13 of the Bylaws.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons that own more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2021, all Reporting Persons complied with all applicable Section 16(a) filing requirements, except one Form 4 was filed late for Ms. Hawthorne with respect to a single transaction and two Form 4s were filed late for Mr. Robinson with respect to two transactions.
OTHER MATTERS
The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon in their discretion.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.
ESSEX Property Trust, Inc. 2022 Proxy Statement	65

FORM 10-K ANNUAL REPORT
UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, ESSEX PROPERTY TRUST, INC., 1100 PARK PLACE, SUITE 200, SAN MATEO, CALIFORNIA 94403, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH. A COPY OF THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE, FREE OF CHARGE, ON OUR WEBSITE AT HTTP://WWW.ESSEX.COM.
By Order of the Board of Directors,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 25, 2022
66	ESSEX Property Trust, Inc. 2022 Proxy Statement

ESSEX
PROPERTY TRUST, INC.

COMPUTERSHARE
P.O. BOX 505000
LOUISVILLE, KY 40233-5000

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on May 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ESS2022**

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66987-P66252-Z81790 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESSEX PROPERTY TRUST, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith R. Guericke
02) Maria R. Hawthorne
03) Amal M. Johnson
04) Mary Kasaris
05) Irving F. Lyons, III
06) George M. Marcus
07) Thomas E. Robinson
08) Michael J. Schall
09) Byron A. Scordelis

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

D66988-P66252-Z81790

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200,
San Mateo, CA 94403
www.virtualshareholdermeeting.com/ESS2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 10, 2022

Keith R. Guericke and Michael J. Schall (the "Proxyholders"), or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Essex Property Trust, Inc. to be held on Tuesday, May 10, 2022 at 1:00 p.m., Pacific Time, exclusively online via the Internet at www.virtualshareholdermeeting.com/ESS2022 and any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Shares represented by this proxy will be voted as directed by the stockholder. **If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.**

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date the reverse side. You need not mark any boxes.

Continued and to be signed on reverse side